EXHIBIT 10.11

===============================================================================
                           LOAN AND SECURITY AGREEMENT
===============================================================================

                         BANKBOSTON RETAIL FINANCE INC.
                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN

                        SUNGLASS HUT TRADING CORPORATION
                              THE LEAD BORROWER FOR

                        SUNGLASS HUT TRADING CORPORATION
                               WATCH STATION, INC.
                                  US BORROWERS

                                       AND

                           SUNGLASS HUT OF CANADA LTD.
                                CANADIAN BORROWER

                                       AND

                        SUNGLASS HUT INTERNATIONAL, INC.

===============================================================================


                                 April 28, 1998


                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS...........................................................................................8

ARTICLE 2 - THE REVOLVING CREDIT.................................................................................28

         2-1.       Establishment of Revolving Credit............................................................28
         2-2.       Initial Reserves, Changes to Reserves........................................................31
         2-3.       Advances in Excess of Borrowing Base.........................................................32
         2-4.       Risks of Value of Collateral.................................................................32
         2-5.       Loan Requests................................................................................32
         2-6.       Making of Loans Under Revolving Credit.......................................................34
         2-7.       The Loan Account.............................................................................35
         2-8.       The Revolving Credit Notes...................................................................36
         2-9.       Voluntary Reduction of Commitment and Loan Ceiling...........................................36
         2-10.      Payment of The Loan Account..................................................................36
         2-11.      Interest. ...................................................................................37
         2-12.      Commitment Fee...............................................................................38
         2-13.      Line Fee.....................................................................................38
         2-14.      Early Termination Fee........................................................................39
         2-15       Concerning Fees..............................................................................39
         2-16.      Agent's and Lenders' Discretion..............................................................40
         2-17.      Procedures For Issuance of L/C's.............................................................41
         2-18.      Fees For L/C's...............................................................................42
         2-19.      Concerning L/C's.............................................................................42
         2-20.      Changed Circumstances........................................................................44
         2-21.      Increased Costs..............................................................................45
         2-22       Lenders' Commitments.........................................................................46
         2-23.      Designation of Lead Borrower as Borrowers'  Agent............................................48

ARTICLE 3 - CONDITIONS PRECEDENT.................................................................................48

         3-1.       Corporate Due Diligence......................................................................48
         3-2.       Opinion......................................................................................48
         3-3.       Accountant's Opinion.........................................................................49
         3-4.       Host Store Agreements........................................................................49
         3-5.       Additional Documents.........................................................................49
         3-6.       Officers' Certificates.......................................................................49
         3-7.       Representations and Warranties...............................................................49
         3-8.       Minimum Excess Availability..................................................................49
         3-9.       All Fees and Expenses Paid...................................................................49
         3-10.      No Suspension Event..........................................................................50
         3-11.      No Adverse Change............................................................................50

ARTICLE 4 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................50

         4-1.       Payment and Performance of Liabilities.......................................................50
         4-2.       Due Organization - Corporate Authorization - No Conflicts....................................50
         4-3.       Trade Names..................................................................................51
         4-4.       Infrastructure...............................................................................52
         4-5.       Locations; Landlord's Waiver.................................................................52



                                       2

         4-6.       Title to Assets..............................................................................54
         4-7.       Indebtedness.................................................................................54
         4-8.       Insurance Policies...........................................................................54
         4-9.       Licenses.....................................................................................55
         4-10.      Leases.......................................................................................56
         4-11.      Requirements of Law..........................................................................56
         4-12.      Maintain Properties..........................................................................56
         4-13.      Pay Taxes....................................................................................56
         4-14.      No Margin Stock..............................................................................58
         4-15.      ERISA; CAN Plans.............................................................................58
         4-16.      Hazardous Materials..........................................................................58
         4-17.      Litigation...................................................................................59
         4-18.      Dividends or Investments.....................................................................59
         4-19.      Loans........................................................................................60
         4-20.      Protection of Assets.........................................................................60
         4-21.      Line of Business.............................................................................61
         4-22.      Affiliate Transactions.......................................................................61
         4-23.      Executive Pay................................................................................61
         4-24.      Additional Assurances........................................................................61
         4-25.      Adequacy of Disclosure.......................................................................62
         4-26.      Right of First Refusal.......................................................................63
         4-27.      Subordinated Debt............................................................................63
         4-28.      No Restrictions on Liabilities...............................................................64
         4-29.      General Restrictions on Investments, Loans and Affiliate Transactions........................64
         4-30.      Other Covenants..............................................................................65

ARTICLE 5 - REPORTING REQUIREMENTS...............................................................................65

         5-1.       Maintain Records.............................................................................65
         5-2.       Access to Records............................................................................65
         5-3.       Immediate Notice to Agent ...................................................................66
         5-4.       Borrowing Base Certificate...................................................................67
         5-5.       Intentionally Omitted........................................................................67
         5-6.       Monthly Reports..............................................................................67
         5-7.       Quarterly Reports............................................................................68
         5-8.       Annual Reports...............................................................................69
         5-9.       Officers' Certificates.......................................................................70
         5-10.      Inventories, Appraisals, and Audits..........................................................70
         5-11.      Additional Financial Information.............................................................71

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.....................................................................71

         6-1.       Use of Inventory Collateral..................................................................71
         6-2.       Inventory Quality............................................................................72
         6-3.       Adjustments and Allowances...................................................................72
         6-4.       Validity of Accounts.........................................................................72
         6-5.       Notification to Account Debtors..............................................................72

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES..............................................................73

         7-1        Depository Accounts..........................................................................73
         7-2.       Credit Card Receipts.........................................................................73


                                       3

         7-3.       The Concentration and the Funding Accounts...................................................73
         7-4.       Proceeds and Collection of Accounts..........................................................74
         7-5.       Payment of Liabilities.......................................................................75
         7-6.       The Funding Account; the CAN Funding Account.................................................76
         7-7.       Transfers From CAN Borrower..................................................................76

ARTICLE 8 - GRANT OF SECURITY INTEREST...........................................................................77

         8-1.       Grant of Security Interest...................................................................77
         8-2.       Extent and Duration of Security Interest.....................................................77
         8-3.       Security from Parent.........................................................................78
         8-4.       Security from CAN Borrower...................................................................78

ARTICLE 9 - AGENT AS BORROWERS' ATTORNEY-IN-FACT.................................................................78

         9-1.       Appointment as Attorney-In-Fact..............................................................78
         9-2.       No Obligation to Act.........................................................................79

ARTICLE 10 - EVENTS OF DEFAULT...................................................................................79

         10-1.      Failure to Pay Revolving Credit..............................................................79
         10-2.      Failure To Make Other Payments...............................................................80
         10-3.      Failure to Perform Covenant or Liability (No Grace Period)...................................80
         10-4.      Failure to Perform Covenant or Liability (Grace Period)......................................80
         10-5.      Misrepresentation............................................................................80
         10-6.      Acceleration of Other Debt. Breach of Lease..................................................80
         10-7.      Default Under Other Agreements...............................................................80
         10-8.      Uninsured Casualty Loss......................................................................81
         10-9.      Judgment.  Restraint of Business.............................................................81
         10-10.     Business Failure.............................................................................81
         10-11.     Bankruptcy...................................................................................82
         10-12.     Default by Guarantor or Related Entity.......................................................82
         10-13.     Indictment - Forfeiture......................................................................82
         10-14.     Termination of Guaranty......................................................................82
         10-15.     Challenge to Loan Documents..................................................................82
         10-16.     Change in Control............................................................................83

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT....................................................................83

         11-1.      Rights of Enforcement........................................................................83
         11-2.      Sale of Collateral...........................................................................84
         11-3.      Occupation of Business Location..............................................................85
         11-4.      Grant of Nonexclusive License................................................................85
         11-5.      Assembly of Collateral.......................................................................85
         11-6.      Rights and Remedies..........................................................................85

ARTICLE 12 - NOTICES.............................................................................................86

         12-1.      Notice Addresses.............................................................................86
         12-2.      Notice Given.................................................................................86

                                       4

ARTICLE 13 - TERM................................................................................................87

         13-1.      Termination of Revolving Credit..............................................................87
         13-2.      Effect of Termination........................................................................87

ARTICLE 14  -  GENERAL...........................................................................................88


         14-1.      Protection of Collateral.....................................................................88
         14-2.      Successors and Assigns.......................................................................88
         14-3.      Severability.................................................................................88
         14-4.      Amendments.  Course of Dealing...............................................................88
         14-5.      Power of Attorney............................................................................89
         14-6.      Application of Proceeds......................................................................89
         14-7.      Costs and Expenses of Agent and Of Lenders...................................................89
         14-8.      Copies and Facsimiles........................................................................90
         14-9.      Massachusetts Law............................................................................90
         14-10.     Consent to Jurisdiction......................................................................90
         14-11.     Indemnification..............................................................................91
         14-12.     Rules of Construction........................................................................91
         14-13.     Intent.......................................................................................92
         14-14.     Right of Set-Off.............................................................................93
         14-15.     Maximum Interest Rate........................................................................93
         14-16.     Judgment Currency. ..........................................................................94
         14-17.     Net Payments.................................................................................94
         14-18.     Waivers. ....................................................................................95
         14-19.     LIMITATION OF CAN BORROWER LIABILITY.........................................................96

                                    EXHIBITS

         1-1               :        Business Plan
         1-2               :        Pricing Grid
         2-5               :        Loan Request
         2-8               :        Revolving Credit Note
         2-22              :        Voting Rights
         3-5               :        Other Documents
         4-2               :        Related Entities
         4-3               :        Trade Names
         4-5               :        Locations, Leases, and Landlords
         4-5(c)            :        Required Landlord's Waivers
         4-6               :        Encumbrances
         4-7               :        Indebtedness
         4-8               :        Insurance Policies
         4-10              :        Capital Leases
         4-13              :        Taxes
         4-17              :        Litigation
         5-4               :        Borrowing Base Certificate
         7-1               :        DDA's.
         7-2               :        Credit Card Arrangements

LOAN AND SECURITY AGREEMENT                       BANKBOSTON RETAIL FINANCE INC.
                                                                           AGENT


         THIS AGREEMENT is made between

                   BankBoston Retail Finance Inc. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "LENDERS", who are, at present, those financial institutions identified on the signature pages of the within Agreement and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2-22, below,

                  and

                  Sunglass Hut Trading Corporation (hereinafter, in such capacity, the "LEAD BORROWER"), a Florida corporation with its principal executive offices at 255 Alhambra Circle, Coral Gables, Florida 33134, as agent for

                  Said Sunglass Hut Trading Corporation; and Watch Station, Inc., a Florida corporation with its principal executive offices at 255 Alhambra Circle, Coral Gables, Florida 33134 (individually, a "US BORROWER" and collectively, the "US BORROWERS");

         and

                  Sunglass Hut of Canada Ltd., an Ontario corporation with its principal executive offices at 205 Mathenson Blvd., East #11, Mississauga, Ontario, Canada L4Z 3EZ (the "CAN BORROWER");

         and

                  Sunglass Hut International, Inc., a Florida corporation with its principal executive offices at 255 Alhambra Circle, Coral Gables, Florida 33134 (the "PARENT")

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "ACCEPTABLE INVENTORY": (a) With respect to the US Borrowers, the US
                  Borrowers' sunglass and watch Inventory and other Inventory related thereto of the types existing as of the date of this Agreement (excluding any EyeX Inventory), located in the United States (net of Inventory Reserves) as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

                           (b) With respect to the CAN Borrower, the CAN
                  Borrower's sunglass and watch Inventory and other Inventory related thereto of the types existing as of the date of this Agreement (excluding any EyeX Inventory), located in Canada (net of Inventory Reserves) as to which Inventory, the Agent has a perfected security interest or hypothec under the CCQ, which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, "accounts" as defined in the PPSA, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ADVISORY/STRUCTURING FEE":  Is defined in Section 2-12.

         "AFFILIATE": With respect to any two Persons, a relationship in which
                  (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "AGENT": Is defined in the Preamble.

         "AGENT'S FEE":  Is defined in Section 2-12.

         "AGENT'S RIGHTS AND REMEDIES":     Is defined in Section 11-6.

         "AVAILABILITY":   Is defined in Section 2-1(b).

         "AVAILABILITY RESERVES": Such reserves as the Agent from time to time determines in the Agent's reasonable discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following, it being agreed that the amount of any Availability Reserves shall not exceed the actual amounts therefor reflected in the Borrowers' books and records:

                                    (i)     Rent (based upon past due rent,
                                            whether or not Landlord's Waiver,
                                            acceptable to the Agent, has been
                                            received by the Agent ).

                                    (ii) In store customer credits.

                                    (iii) Payables (based upon payables which are past due normal trade terms).

                                    (iv) Gift Certificates.

                                    (v)     Frequent Shopper Programs.

                                    (vi)    Layaways and Customer Deposits

                                    (vii)   Taxes and other governmental
                                            charges, including, ad valorem,
                                            personal property, and other taxes
                                            which might have priority over the
                                            security interests of the Agent in
                                            the Collateral.

                                    (viii) L/C Landing Costs.

         "BANKBOSTON": BankBoston Retail Finance Inc. or any of its Affiliates.

         "BANKRUPTCY ACT": The Bankruptcy and Insolvency Act (Canada), the
                  Companies' Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), as amended from time to time.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE" The Base Rate announced from time to time by BankBoston, N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 365 day year and actual days elapsed.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE":  The aggregate of Base plus the Base Margin.

         "BASE MARGIN": From the date of this Agreement through April 30,
                  1999, 0 basis points. Thereafter, the Base Margin shall be adjusted based upon the consolidated financial condition and operating performance of the Obligors as reflected in the financial statements delivered to the Agent pursuant to
                  Section 5-8 hereof, at the times and in accordance with the provisions of the Pricing Grid annexed hereto as Exhibit 1-2.

         "BORROWER" or "BORROWERS": Collectively, the US Borrowers and the CAN
                  Borrower.

         "BORROWING BASE": The lesser, on any day, of

                           (a) the amount determined in accordance with Section
                  2-1(b)(i); or
                           (b) the amount determined in accordance with Section
                  2-1(b)(ii),

                  in each instance ((a) or (b)) determined without deduction from said amount of the unpaid principal balance of the Loan Account on that day.

         "BUSINESSDAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Agent is not open to the general public to conduct business.

         "BUSINESSPLAN": The Borrowers' business plan annexed hereto as EXHIBIT
                  1-1 and any revision, amendment, or update of such business plan, as long as such revision, amendment or update does not reflect a material change in (a) the nature of the Borrowers business or (b) the assumptions upon which the business plan annexed as EXHIBIT 1-1 was based.

         "CCQ": The Civil Code of Quebec, as amended and in effect from time to time.

         "CAN AVAILABILITY":  Is defined in Section 2-1(c).

         "CAN BORROWER":  Sunglass Hut of Canada Ltd.

         "CAN BORROWING BASE":  The lesser, on any day, of

                           (a)      the amount determined in accordance with
                                    Section 2-1(c)(i); or
                           (b)      the amount determined in accordance with
                                    Section 2-1(c)(ii) hereof,

                  in each instance ((a) or (b)) determined without deduction from said amount of the unpaid principal balance of the Loan Account on that day.

         "CAN COMMITMENT": Subject to Section 2-22, as of the date of this Agreement, as follows:

                    LENDER               CAN DOLLAR COMMITMENT                 COMMITMENT PERCENTAGE


                    BankBoston Retail    $80,000,000.00                        100%
                    Finance Inc.


         "CAN DEBT": Is limited to, all and each of the following, whether now existing or hereafter arising, but solely with respect to the Revolving Credit Loans made to, or L/Cs issued for the benefit of, the CAN Borrower:

                           (a) Any and all direct and indirect liabilities,
                  debts, and obligations of the CAN Borrower to the Agent or any Lender, each of every kind, nature, and description.

                           (b) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the CAN Borrower to the Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the CAN Borrower.

                           (c) All notes and other obligations of the CAN
                  Borrower now or hereafter assigned to or held by the Agent or any Lender, each of every kind, nature, and description.

                           (d) All interest, fees, and charges and other amounts
                  which may be charged by the Agent or any Lender to the CAN Borrower and/or which may be due from the CAN Borrower to the Agent or any Lender from time to time.

                           (e) All costs and expenses incurred or paid by the
                  Agent or any Lender in respect of any agreement between the CAN Borrower and Agent or any Lender or any instrument furnished by the CAN Borrower to the Agent or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                           (f) Any and all covenants of the CAN Borrower to or
                  with the Agent or any Lender and any and all obligations of the CAN Borrower to act or to refrain from acting in accordance with any agreement between the CAN Borrower and the Agent or any Lender or instrument furnished by the CAN Borrower to the Agent or any Lender.

         "CAN DOLLAR COMMITMENT":  As provided in the Definition of "CAN
                  Commitment," above.

         "CAN FUNDING ACCOUNT":  Is defined in Section 7-3.

         "CAN PLAN": Any pension or other similar employee benefit plan which is subject to Canadian law and which is: (a) a plan maintained by the Parent or any of its Subsidiaries; (b) a plan to which the Parent or any of its Subsidiaries contributes or is required to contribute; (c) a plan to which the Parent or any of its Subsidiaries was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which the Parent or any of its Subsidiaries has incurred or may incur liability, including contingent liability, either to such plan or to any Person.

         "CAPITAL EXPENDITURES":    The expenditure of funds or the incurrence
                  of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL":       The occurrence of any of the following:

                           (a) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent.

                           (b) More than half of the persons who were directors
                  of the Parent on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which the within Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent.

         "CHATTEL PAPER":  Has the meaning given that term in the UCC.

         "COLLATERAL":     Is defined in Section 8-1.

         "COMMITMENT FEE": Is defined in Section 2-12.

         "COMMITMENT""     Subject to Section 2-22, as of the date of this
                  Agreement, as follows:


                       LENDER            DOLLAR COMMITMENT                     COMMITMENT PERCENTAGE


                       BankBoston        $80,000,000.00                        100%
                       Retail Finance
                       Inc.

         "CONCENTRATION ACCOUNT":   Is defined in Section 7-3.

         "CONSOLIDATED": The consolidation, in accordance with GAAP, of a financial term, test, statement or report (as appropriate) of the Borrowers or the Obligors (as the case may be).

         "CONTRACTUAL CURRENCY":  Is defined in Section 14-16.

         "COST": The lower of:

                           (a) The calculated cost of purchases, as determined
                  from invoices received by the Borrowers, the Borrowers' purchase journal or stock ledger, based upon the Borrowers' accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed; or

                           (b) The lowest ticketed or promoted price at which
                  the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system).

                  "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of costs of goods sold, except that the Cost of Inventory shall include the capitalization costs relating to sunglass cases sold with products.

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's and any Lender's attorneys, and all reasonable costs incurred by the Agent or any Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent or any Lender (limited, however, prior to the occurrence of a Suspension Event to those in connection with the monitoring of the Borrowers and the Collateral and continuing due diligence in connection therewith), which costs and expenses are directly or indirectly related to or in respect of the Agent's and any
                  Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the Agent's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the highest post-default rate which the Agent may charge the Borrowers hereunder as if such had been lent, advanced, and credited by the Agent to, or for the benefit of, the Borrowers.

         "DDA": Any checking or other demand daily depository account maintained by any of the Obligors.

         "DEPOSIT ACCOUNT":         Has the meaning given that term in the UCC.

         "DOCUMENTS":      Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE":      Has the meaning given that term in the UCC ,
                  and "documents of title" as defined in the PPSA.

         "DOLLAR COMMITMENT":       As provided in the Definition of
                 "Commitment", above.

         "DOMESTIC SUBSIDIARY or "DOMESTIC SUBSIDIARIES": Any Subsidiary organized under the laws of, or having a place of business in, the United States of America, or any state or political subdivision thereof.

         "EARLY TERMINATION FEE":   Is defined in Section 2-14.

         "ELIGIBLE TAX REFUND": The unpaid balance of the federal income tax refund due to the Parent for the tax year ending January 31, 1998, in the estimated amount of $12,000,000.00. The amount of the Eligible Tax Refund shall be reduced by any payments received by any Obligor with respect thereto. In any event, after the earliest of the receipt of payment of the entire tax refund, ninety days after the filing of the Borrowers' tax return for the tax year ending January 31, 1998, or December 31, 1998 (regardless of whether any payment is received), the Eligible Tax Refund shall be zero.

         "EMPLOYEE BENEFIT PLAN":   As defined in ERISA.

         "ENCUMBRANCE":    Each of the following:

                           (a) Any security interest, mortgage, pledge,
                  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the
                  UCC, the PPSA, or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS":      All of the following:

                                            (a)      Any and all United States
                  or Canadian federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                                            (b)      The common law relating to
                  damage to Persons or property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, "equipment" as defined in the PPSA, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Security Act of 1974, as amended, and any analogous Canadian (federal or provincial) law or statute.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT":       Is defined in Article 10.

         "EXECUTIVE AGREEMENT":     Any agreement or understanding (whether or
                  not written) to which any Obligor is a party or by which any Obligor may be bound, which agreement or understanding relates to Executive Pay.

         "EXECUTIVE OFFICER":        James N. Hauslein, John X. Watson, and
                  Larry G. Petersen.

         "EXECUTIVE PAY": All salary, bonuses, and other value directly or indirectly provided by or on behalf of any Obligor to or for the benefit of any Executive Officer or any Affiliate, spouse, parent, or child of any Executive Officer.

         "FEE LETTER":     That letter, styled the "Fee Letter" between the US
                  Borrowers and the Agent, as such letter may from time to time be amended.

         "FIXTURES":       Has the meaning given that term in the UCC.

         "FUNDING ACCOUNT":         Is defined in Section 7-3.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, PROVIDED, HOWEVER, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, the Borrowers shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Lead Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; "intangibles" as defined in the PPSA; and also all: rights to payment for credit extended; deposits; amounts due to any Obligor; credit memoranda in favor of any Obligor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission;

                  licenses; franchises; license agreements, including all rights of any Obligor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Obligor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any Obligor or credit extended or services performed, by any Obligor, whether intended for an individual customer or the general business of any Obligor, or used or useful in connection with research by any Obligor.

         "GOODS": Has the meaning given that term in the UCC, and "goods" within the meaning of the PPSA.

         "GUARANTORS":  Each of (a) the Parent and its direct and indirect
                  Domestic Subsidiaries, and (b) as to each US Borrower, each other US Borrower.

         "HAZARDOUS MATERIALS":     Any (a) hazardous materials, hazardous
                  waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "HOST STORES": Those Persons in whose premises the Borrowers operate leased or licensed departments.

         "INDEBTEDNESS":   All indebtedness and obligations of or assumed by any
                  Person on account of or in respect to any of the following:

                           (a) In respect of money borrowed (including any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (d) On account of deposits or advances.

                           (e) As lessee under Capital Leases.

                  "INDEBTEDNESS" also includes:

                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                                    (z) The Indebtedness of a partnership or
                           joint venture in which such Person is a general partner or joint venturer.

         "INDEMNIFIED PERSON":      Is defined in Section 14-11.

         "INSTRUMENTS":    Has the meaning given that term in the UCC, and
                 "instrument" as defined in the PPSA.

         "INTEREST PAYMENT DATE":  With reference to:

                           (a) Each LIBOR Loan: (i) Having an Interest Period of
                  one, two or three months, the last day of the Interest Period relating thereto; the Termination Date, and the End Date; (ii) Having an Interest Period of six months, the last day of the third month of such Interest Period, the last day of the Interest Period, the Termination Date and the End Date.

                           (b) Each Base Margin Loan: the first day of each month; the Termination Date; and the End Date.

         "INTEREST PERIOD":         (a)     With respect to each LIBOR Loan:
                  Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, such LIBOR Loan and ending on the day which corresponds numerically to such date, one, two, three or six months thereafter, as the Lead Borrower may elect by notice to the Agent.

                                    (b) With respect to each Base Margin Loan:
                  Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a LIBOR Loan, as the Lead Borrower may elect by notice to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                           (c) The setting of Interest Periods is in all instances subject to the following: (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                    (ii) Any Interest Period for a LIBOR Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                    (iii) Subject to Subsection (v), below, any
                           Interest Period applicable to a LIBOR Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) No Interest Period applicable to a LIBOR
                           Loan may be less than one (1) month.

                                    (vi) The number of Interest Periods
                           applicable to LIBOR Loans in effect at any one time is subject to Section 2-9 hereof.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC, "inventory" as defined in the PPSA, and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in the Borrowers' business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "INVENTORY ADVANCE RATE":  Seventy-five percent (75%).

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's reasonable discretion with respect to the determination of a change in the salability, at retail, of the Acceptable Inventory or a change in other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on changes in the following:

                                    (i)     Obsolescence (determined based upon
                                            Inventory on hand beyond a given
                                            number of days).

                                    (ii)    Seasonality.

                                    (iii)   Shrinkage (based upon the actual
                                            amounts reflected in the Borrowers'
                                            stock ledger).

                                    (iv)    Imbalance.

                                    (v)     Inventory character.

                                    (vi)    Inventory composition

                                    (vii)   Inventory mix.

                                    (viii)  Markdowns (both permanent and point
                                            of sale)

                                    (ix)    Retail markons and markups
                                            inconsistent with prior period
                                            practice and performance; industry
                                            standards; current business plans;
                                            or advertising calendar and planned
                                            advertising events.

                                    (x)     Return to Vendors (based upon the
                                            actual amounts reflected in the
                                            Borrowers' stock ledger).

                                    (xi)    Damage.

         "INVESTMENT PROPERTY":     Has the meaning given that term in the UCC.

         "ISSUER":         The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C LANDING COSTS": To the extent not included in the Stated
                  Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEAD BORROWER":  Is defined in the Preamble.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which any Obligor is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST":      Any interest of any Obligor as lessee under
                  any Lease.

         "LENDERS":        Defined in the Preamble to the within Agreement

         "LIABILITIES" (in the singular, "LIABILITY"):        Includes, without
                  limitation, all and each of the following, whether now existing or hereafter arising:

                           (a) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrowers to the Agent or any Lender, each of every kind, nature, and description.

                           (b) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to the Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the Borrowers.

                           (c) All notes and other obligations of the
                  Borrowers now or hereafter assigned to or held by the Agent or any Lender, each of every kind, nature, and description.

                           (d) All interest, fees, and charges and other amounts
                  which may be charged by the Agent or any Lender to the Borrowers and/or which may be due from the Borrowers to the Agent or any Lender from time to time.

                           (e) All costs and expenses incurred or paid by the
                  Agent or any Lender in respect of any agreement between the Borrowers and Agent or any the Lender or instrument furnished by the Borrowers to the Agent or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                           (f) Any and all covenants of the Borrowers to or with
                  the Agent or any Lender and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Agent or any Lender or instrument furnished by the Borrowers to the Agent or any Lender.

         "LIBOR BUSINESS DAY":      Any day which is both a Business Day and a
                  day on which the principal interbank market for LIBOR deposits in London in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN":     Any Revolving Credit Loan which bears interest at a
                  LIBOR Rate.

         "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits in U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the London interbank market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) LIBOR Business Days before the first day of the Interest Period for the subject LIBOR Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "LIBOR MARGIN": From the date of this Agreement through April 30, 1999, 150 basis points. Thereafter, the LIBOR Margin shall be adjusted based upon the consolidated financial condition and operating performance of the Obligors as reflected in the financial statements delivered to the Agent pursuant to
                  Section 5-8 hereof, at the times and in accordance with the provisions of the Pricing Grid annexed hereto as Exhibit 1-2.

         "LIBOR RATE": That per annum rate determined as the aggregate of the LIBOR Offer Rate plus the LIBOR Margin EXCEPT THAT, in the event that it is determined by the Agent that any Lender may be subject to the Reserve Percentage, the "LIBOR Rate" shall mean, with respect to any LIBOR Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all LIBOR Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:

                                    (a) is the decimal equivalent of the
                  following fraction:

                                LIBOR OFFER RATE
                                ----------------
                           1 minus Reserve Percentage

                      (b) the applicable LIBOR Margin.

         "LINE FEE":       Is defined in Section 2-13.

         "LOAN ACCOUNT":   Is defined in Section 2-7.

         "LOAN CEILING": Eighty Million U.S. Dollars ($80,000,000.00) through January 31, 1999 and Sixty-Five Million U.S. Dollars ($65,000,000.00) thereafter, subject, in each case to reduction in accordance with the provisions of Section 2-9 hereof.

         "LOAN DOCUMENTS": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "LOCAL DDA": Depository accounts maintained by the Borrowers, the only contents of which may be transfers FROM the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of the within Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place.

         "MATURITY DATE":   April 28, 2001.

         "NORTH AMERICA": Collectively, Sunglass Hut Trading Corporation and the CAN Borrower.

         "OBLIGORS": Subject to the provisions of Section 14-19, the Borrowers and the Guarantors.

         "PPSA": The Personal Property Security Act (Ontario), as amended from time to time.

         "PARENT": Is defined in the Preamble.

         "PARTICIPANT":    Is defined in Section 14-14, hereof.

         "PERMITTED ENCUMBRANCES":  Those Encumbrances permitted as provided in
                  Section 4-6(a) hereof.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below) and the PPSA, and each type of property described in Section 8-1 hereof.

         "QUALIFIED REFINANCING": A refinancing of all or any portion of the Liabilities by any Obligor with a Person other than BankBoston, as to which refinancing BankBoston has exercised the Right of First Refusal and provided an alternative commitment on terms and conditions substantially equal to those set forth in such offer for refinancing and such Obligor has nevertheless determined to proceed with the refinancing with such other Person. A Qualified Refinancing shall not include the repayment of the Liabilities with the proceeds of a public debt or equity offering by the Parent or a so-called Rule 144A offering.

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Obligors' Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Obligors, and bankers' acceptances held by any Obligor, and any rights to payment.

         "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary, or Affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrowers'; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower or by any Affiliate of any Borrower.

                           (b)      Any Affiliate.

         "REQUIREMENT OF LAW":      As to any Person:

                           (a)(i) All statutes, rules, regulations, orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                           (b) That Person's charter, certificate of
                  incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular LIBOR Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans. As of the date hereof, the Agent acknowledges that the Reserve Percentage is zero.

         "RESERVES": All (if any) Availability Reserves and Inventory Reserves.

         "REVOLVING CREDIT":        Is defined in Section 2-1.

         "REVOLVING CREDIT NOTE":   Is defined in Section 2-8.

         "RIGHT OF FIRST REFUSAL": The right of BankBoston to match any offer received by any Obligor during the one-year period commencing on the date hereof for the refinancing of all or any portion of the Liabilities by a Person other than BankBoston.

         "STATED AMOUNT":  The maximum amount for which an L/C may be honored.

         "SUBORDINATED DEBT": The promissory notes issued, and other obligations due or to become due, under the Indenture dated as of June 26, 1996 between the Parent and The Bank of

                  New York, as Trustee relating to the Parent's 53% Convertible Subordinated Notes due 2003.

         "SUBSIDIARY" or "SUBSIDIARIES": (a) Any corporation or limited liability company of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or membership interests is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiaries, and (b) any partnership in which a Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11 hereof; or
                  (c) date set by notice by the Agent to the Lead Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in
                  Section 10-11 hereof.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "US BORROWER(S)":  Is defined in the Preamble.
         "WATCH STATION":  Watch Station, Inc.

ARTICLE 2 - THE REVOLVING CREDIT

         2-1.     ESTABLISHMENT OF REVOLVING CREDIT

                  (a) The Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Lender, subject to, and in accordance with, the within Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein, in each instance equal to that Lender's Commitment Percentage of Availability or CAN Availability, as applicable, up to the maximum amount of that Lender's Dollar Commitment or CAN Dollar Commitment, as applicable. The amount of the Revolving Credit shall be determined by the Agent by reference to Availability or CAN Availability, as applicable, as determined by the Agent from time to time hereafter. All loans made under this Agreement, and all of the Borrowers' other Liabilities, are payable as provided herein.

                  (b) As used herein, the term "AVAILABILITY" refers at any time to the lesser of (i) or (ii), below, where:

                           (i)      Is the result of:

                                    (A)     The Loan Ceiling.

                                    MINUS

                                    (B)     The then unpaid principal balance of the Loan Account.
                                    MINUS
                                    (C)     The then aggregate of such Availability Reserves as may have been reasonably established by the Agent as provided herein.

                                    MINUS

                                    (D)     The then outstanding Stated Amount
                                            of all L/C's.

                                    MINUS

                                    (E)     L/C Landing Costs.

                           (ii)     Is the result of:

                                    (A)     The Inventory Advance Rate of the Cost of Acceptable Inventory of the
                                            US Borrowers.

                                    PLUS

                                    (B)     Eighty-Five Percent (85%) of the Eligible Tax Refund.
                                    MINUS
                                    (C)     The then unpaid principal balance of the Loan Account (exclusive of the CAN Debt).

                                    MINUS

                                    (D)     The then aggregate of such
                                            Availability Reserves as may have
                                            been reasonably established by the
                                            Agent as provided herein.

                                    MINUS

                                    (E)     The then outstanding Stated Amount
                                            of all L/C's.

                                    MINUS

                                    (F)     L/C Landing Costs.

                  (c) As used herein, the term "CAN Availability" refers at any time to the lesser of (i) or (ii) below, where:


                                       28

                           (i)      Is the result of:

                                    (A)     The Loan Ceiling.

                                    MINUS

                                    (B)     The then unpaid principal balance of the Loan Account.
                                    MINUS
                                    (C)     The then aggregate of such Availability Reserves as may have been reasonably established by the Agent as provided herein.

                                    MINUS

                                    (D)     The then outstanding Stated Amount
                                            of all L/C's.

                                    MINUS

                                    (E)     L/C Landing Costs.

                           (ii)     Is the result of:

                                    (A)     The Inventory Advance Rate of the Cost of Acceptable Inventory of the
                                            CAN Borrower.

                                    MINUS

                                    (B)     The then unpaid principal balance of the CAN Debt.
                                    MINUS
                                    (C)     The then aggregate of such Availability Reserves as may have been reasonably established by the Agent as provided herein.
                                    MINUS
                                    (D)     The then outstanding Stated Amount of all L/C's issued for the CAN
                                            Borrower.

                                    MINUS

                                    (E)     L/C Landing Costs related to the CAN
                                            Borrower.

                  (d) Availability and CAN Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-4 hereof.

                  (e) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for (i) working capital purposes of the Borrowers, for general corporate purposes and for Capital Expenditures, all solely to the extent not expressly prohibited by the within Agreement and (ii) subject to the provisions of this Agreement, for loans to the Parent to be utilized by the Parent for the repurchase of the Parent's capital stock or options for the purchase or sale of such stock, provided that no Revolving Credit Loans shall be made for the purposes described in this clause (e)(ii) unless Availability after giving effect to such Revolving Credit Loans is not less than $5,000,000.00.

                  (f) Notwithstanding anything to the contrary herein contained, the Lenders shall not be obligated to make any loans under the Revolving Credit to the CAN Borrower unless and until, and at such times as, the US Borrowers have no Availability.

         2-2.     INITIAL RESERVES, CHANGES TO RESERVES

                  (a) At the execution of the within Agreement, the only Reserves are as follows:
                           (i)      Shrinkage (an Inventory Reserve):  An amount
equal to 1.2% of the total retail sales of the US Borrowers or CAN Borrower, as applicable, made after the date of the immediately preceding physical count of such Borrower's Inventory. The Reserve for Shrinkage shall be adjusted daily based upon the immediately preceding days' sales and shall be reset after the results of each physical count of such Borrower's Inventory have been furnished to the Agent.

                           (ii)     Return to Vendors and Damage (an Inventory
Reserve): The amount posted to the stock ledger of the US Borrowers or the CAN Borrower, as applicable, for such items. The Borrowers agree to accurately post such items to the stock ledger daily, absent which the Agent may establish a Reserve hereunder as the Agent in its reasonable discretion determines.

                           (iii)    Canadian Provincial and Governmental Sales
Taxes (an Availability Reserve, but only with respect to loans based upon the Inventory of the CAN Borrower): The amount posted to the general ledger of the CAN Borrower for such items. The CAN Borrower agrees to accurately post such items to the general ledger daily, absent which the Agent may establish a Reserve hereunder as the Agent in its reasonable discretion determines.

                           (iv)     Canadian Pension withholding Liability
(an Availability Reserve, but only with respect to loans based upon the Inventory of the CAN Borrower): The amount posted to the general ledger of the CAN Borrower for such items. The CAN Borrower agrees to accurately post such items to the general ledger daily, absent which the Agent may establish a Reserve hereunder as the Agent in its reasonable discretion determines.

                  (b) The Agent shall not establish any Reserve, other than the Reserves referenced in Section 2-2(a) above, except in the exercise of the Agent's reasonable discretion and then only upon not less than six (6) Business Days prior notice to the Lead Borrower in each instance. Except as provided in
Section 2-2(a), above, a change to a then existing Reserve may be made only with not less than six (6) Business Days prior notice to the Lead Borrower, EXCEPT THAT a change to a then existing Reserve, which change reflects changed circumstances of which any Borrower has knowledge (such as a change in the aggregate of Gift Certificates then outstanding), may be made without such notice. Except as provided in Section 2-2(a) above, in no event shall any Availability Reserve exceed the actual amounts for such item reflected in the Borrowers' books and records.

         2-3 ADVANCES IN EXCESS OF BORROWING BASE. No Lender has any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the US Borrowers such that the balance of the Loan Account (exclusive of the CAN Debt) exceeds the Borrowing Base or to the CAN Borrower such that the CAN Debt exceeds the CAN Borrowing Base. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base or the CAN Borrowing Base, as applicable, is for the benefit of the Borrowers and does not affect the obligations of the Borrowers hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base or the CAN Borrowing Base, as applicable, is exceeded, shall not obligate any Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion or permit such loans, credits, or advances to remain outstanding.

         2-4. RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Lender relative to the actual value of the asset in question. All risks concerning the are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent or by any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit, PROVIDED THAT any Collateral granted by the CAN Borrower shall only secure the CAN Debt.

         2-5.     LOAN REQUESTS

                  (a) Subject to the provisions of the within Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Lead Borrower shall be made pursuant hereto, PROVIDED THAT:

                           (i) The Borrowing Base or the CAN Borrowing Base, as applicable, will not be exceeded; and

                           (ii) The Revolving Credit has not been suspended as provided in Section 2-5(h).

                  (b) Subject to the provisions of the within Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Agent written notice or telephonic notice confirmed in writing (in the form of EXHIBIT 2-5 hereof) no later than the following:

                           (i) If such Loan is or is to be converted to a Base Margin Loan: By 1:30 PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted.

                           (ii) If such Loan is or is to be continued as a LIBOR
         Loan: By 1:00 PM Three (3) Business Days before the end of the then applicable Interest Period or before the day on which such Loan is to be made.

                           (iii) If such Loan is to be converted to a LIBOR
         Loan: By 1:00PM Three (3) Business Days before the day on which such conversion is to take place.

                  (c)      (i)      Base Margin Loans and conversions to Base
Margin Loans shall be in a minimum amount of $10,000.00 each.

                           (ii) LIBOR Loans and conversions to LIBOR Loans shall each be not less than $1,000,000.00 and $500,000.00 increments in excess of such minimum.

                  (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or LIBOR Business Day, as applicable.

                  (e) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrowers as provided in Section 2-17.

                  (f) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Agent.

                  (g) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Lead Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the consolidated financial condition of the Obligors from the most recent financial information furnished Agent or any Lender pursuant to this Agreement, except as reflected in the Parent's press releases since January 31, 1998 (copies of which have been furnished the Agent).

                           (ii) Each Obligor is in compliance with, and has not breached any of, its material covenants contained in this Agreement.

                           (iii) If and to the extent necessary, all or a portion of any loan or advance so requested will be used by the Borrowers to cover all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                           (iv) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete in all material respects as of and as if made on the date of such request.

                           (v)      No Suspension Event is then extant.
                  (h) Upon the occurrence from time to time of any Suspension Event:

                           (i) The Agent may suspend the Revolving Credit immediately.

                           (ii) Neither the Agent nor any Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (iii) The Agent may suspend the right of the Lead Borrower to request or continue LIBOR Loans or to convert Base Margin Loans to LIBOR Loans.

         2-6.     MAKING OF LOANS UNDER REVOLVING CREDIT

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or CAN Funding Account, as applicable, or as otherwise instructed by the Lead Borrower.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent for the amount thereof immediately (provided that the CAN Borrower shall be indebted only for the CAN Debt)) at the following:

                           (i) The Lead Borrower's or the CAN Borrower's (as applicable) receipt of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) Except in the case of gross negligence or willful misconduct, there shall not be any recourse to or liability of the Agent or any Lender, on account of:

                           (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                           (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

         2-7.     THE LOAN ACCOUNT

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement to the US Borrowers and the CAN Borrower, respectively, and of all payments thereon.

                  (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed (including separate records for the CAN Debt).

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the Account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability and CAN Availability, the Agent may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's or CAN Borrowing Base's, as applicable, being exceeded. Prompt written notice of any such advance shall be provided by the Agent to the Parent. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrowers' obligations under
Section 2-10(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-7(e) shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

                  (f) Any statement rendered by the Agent or any Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by the Obligors and shall, absent fraud or manifest error, be conclusively binding upon the Obligors unless the Lead Borrower provides the Agent with written objection thereto within thirty-five (35) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein, absent fraud or manifest error.

         2.8 THE REVOLVING CREDIT NOTES. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING

CREDIT NOTE") in the form of EXHIBIT 2-8, annexed hereto, executed by each of the US Borrowers and the CAN Borrower, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Agent.

         2.9 VOLUNTARY REDUCTION OF COMMITMENT AND LOAN CEILING. The US Borrowers and the CAN Borrower may reduce, or terminate, the Lenders' Commitment or CAN Commitment, as applicable, pro rata, and the Loan Ceiling, in whole or in part from time to time, by furnishing three (3) Business Days' written notice to the Agent. Upon the effective date of any such reduction, (a) the Borrowers shall pay to the Agent any amounts required by under Section 2-10(b) hereof as a result of such reduction or termination and (b) the US Borrowers shall pay to the Agent the accrued Line Fee as of the date of such reduction or termination. No reduction or termination of the Commitment, the CAN Commitment or the Loan Ceiling may be reinstated.

         2.10.    PAYMENT OF THE LOAN ACCOUNT

                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and (subject to Section 2-10(e)) only then to LIBOR Loans.

                  (b) The Borrowers, without notice or demand from the Agent or any Lender, shall pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base or the unpaid balance of the CAN Debt does not exceed the CAN Borrowing Base (provided that the CAN Borrower shall be indebted only for the CAN Debt). Such payments shall be applied first to Base Margin Loans and (subject to Section 2-10(e)) only then to LIBOR Loans.

                  (c) The Borrowers, without notice or demand from the Agent or any Lender, shall repay the principal balance of the Loan Account in an amount equal to the proceeds received from the Eligible Tax Refund and any other Collateral, all in accordance with the provisions of this Agreement, provided that, any Collateral granted by the CAN Borrower shall be applied only to the CAN Debt.

                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date (provided that the CAN Borrower shall be indebted only for the CAN Debt).

                  (e) Upon the written request of any Lender, the Borrowers shall, jointly and severally, indemnify each Lender and hold each Lender harmless from and against any reasonable loss, cost or expense (including loss of anticipated profits) which such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of

                           (i) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans;

                           (ii) default by the Borrowers in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a LIBOR Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another; or

                           (iii) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called);

(provided that the CAN Borrower shall be indebted only for the CAN Debt).

         2-11.    INTEREST.

                  (a) Each Revolving Credit Loan shall bear interest (determined based on a 365 day year and actual days elapsed) at the Base Margin Rate unless timely notice is given (as provided in Section 2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a LIBOR Loan.

                  (b) Each Revolving Credit Loan which consists of a LIBOR Loan shall bear interest at the applicable LIBOR Rate.

                  (c) Subject to the provisions hereof, the Lead Borrower, by notice to the Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the LIBOR Rate as specified from time to time by the Lead Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that there are more than six (6) Interest Periods applicable to the LIBOR Loans at any one time.

                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears

                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                           (ii)     On the Termination Date and on the End Date.

                           (iii)    Following the occurrence, and during the
continuance, of any Event of Default, with such frequency as may be determined by the Agent; (provided that the CAN Borrower shall be indebted only for the CAN Debt)

                  (f) Following the occurrence, and during the continuance, of any Event of Default (whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent, at the aggregate of the Base Margin Rate plus Two Percent (2%) per annum.

                  (g) In addition, in the event of the occurrence of any of the circumstances described in Section 2-20 hereof, and during the continuance thereof, each Revolving Credit Loan shall bear interest (determined based on a 365 day year and actual days elapsed) at the Base Margin Rate.

         2-12. COMMITMENT FEE; ADVISORY/STRUCTURING FEE; AGENT'S FEE.

                  (a) As compensation for BankBoston's commitments included herein to make loans and advances to the Borrowers and as compensation for BankBoston's maintenance of sufficient funds available for such purpose, BankBoston has earned a COMMITMENT FEE and an ADVISORY/STRUCTURING FEE (so referred to herein) payable by the US Borrowers at the times and in the amounts as set forth the Fee Letter.

                  (b) As compensation for BankBoston's serving as Agent hereunder, BankBoston has earned an AGENT'S FEE (so referred to herein) payable by the US Borrowers at the times and in the amounts as set forth the Fee Letter.

         2-13. LINE FEE. In addition to any other fee by the Borrowers on account of the Revolving Credit, the US Borrowers shall pay the Agent a LINE FEE (so referred to herein) in arrears, on the first day of each month (and on the Termination Date). The Line Fee shall be equal to 0.375% per annum of the average daily difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date), between the Loan Ceiling and the sum of (x) the unpaid principal balance of the Loan Account PLUS
(y) the aggregate Stated Amount of all outstanding L/Cs.

         2-14.    EARLY TERMINATION FEE.

                  In the event that, prior to the first anniversary of the date hereof, any Obligor consummates a Qualified Refinancing, for any reason, or in the event that during such time, the Liabilities are repaid after the occurrence, and during the continuance of an Event of Default, the US Borrowers shall pay the Agent an EARLY TERMINATION FEE (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

         2-15     CONCERNING FEES.

                  (a) In addition to any other right to which the Agent is then entitled on account thereof, the Agent may assess an additional fee payable by the Borrowers on account of the accommodation, from time to time, by the Agent to the Borrowers' request that the Agent depart or dispense with one or more of the administrative provisions of the within Agreement and/or the Borrowers' failure to comply with any of such provisions; provided that the CAN Borrower shall be responsible only for the CAN Debt.

                           (i)      By way of non-exclusive example, the Agent
may assess a fee on account of any of the following:

                                    (A) The Borrowers' failure to pay that
                  amount which is necessary so that the principal balance of the Loan Account does not exceed the Borrowing Base or the CAN Borrowing Base, as applicable, (as required under Section 2-10(b) hereof).

                                    (B) The providing of a loan or advance under
                  the Revolving Credit or charging of the Loan Account such that the Borrowing Base or the CAN Borrowing Base, as applicable, would be exceeded.

                                    (C) The foreshortening of any of the time
                  frames with respect to the making of Revolving Credit Loans as set forth in Section 2-5(b).

                                    (D) The Lead Borrower's failure to provide a
                  financial statement or report within the applicable time frame provided for such report under Article 5 hereof.

                           (ii) The inclusion of the foregoing right on the part of the Agent to assess a fee does not constitute an obligation, on the part of the Agent, to waive any provision of the within Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Agent's waiver of any breach of the within Agreement on account of which such fee was assessed nor a course of action on which the Borrowers may rely.

                  (b) The Borrowers shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Advisory/Structuring Fee, Line Fee, Early Termination Fee, or other fee previously earned by the Agent or any Lender pursuant to this Agreement notwithstanding any termination of the within Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make loans and advances hereunder.

         2-16.    AGENT'S AND LENDERS' DISCRETION

                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Lender shall be to that Person's reasonable exercise of its judgement, in good faith, based upon that Person's consideration of any such factor as the Agent or that Lender, taking into account information of which that Person then has actual knowledge, believes:

                           (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's security and collateral interests therein, or the amount which the

         Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

                           (ii) Indicates that any report or financial information delivered to the Agent or any Lender by or on behalf of any Obligor is incomplete, inaccurate, or misleading in any material manner or was not prepared in all material respects in accordance with the requirements of the within Agreement.

                           (iii) Reasonably suggests an increase in the likelihood that any Obligor will become the subject of a bankruptcy or insolvency proceeding.

                           (iv)     Constitutes a Suspension Event.

                  (bi In the exercise of such judgement, the Agent and each Lender also may reasonably take into account any of the following factors:

                           (i) Those included in, or tested by, the definitions of "Acceptable Inventory" and "Cost".
                           (ii) Changes to the current financial and business climate of the industry in which the Borrowers compete (having regard for the Borrowers' position in that industry).

                           (iii) Changes to general macroeconomic conditions which have a material effect on the Borrowers' cost structure.

                           (iv) Material changes in or to the mix of the Borrowers' Inventory.

                           (v) Changes regarding seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

                           (vi) Changes to such other factors as the Agent and each Lender reasonably determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

                  (c) The burden of establishing the failure of the Agent or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers'.

         2-17.    PROCEDURES FOR ISSUANCE OF L/C'S

                  (a) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of any US Borrower or the CAN Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

                  (b) The Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, PROVIDED THAT , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(h) and if so issued:

                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Five Million Dollars ($5,000,000.00).

                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                                    (A)     Standby's: One (1) year from initial
 issuance.
                                    (B)     Documentary's: Sixty (60) days from
issuance.

                           (iii) The Borrowing Base or the CAN Borrowing Base, as applicable, would not be exceeded.

                  (c) The Lead Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Agent or any Lender on account of

                           (i)      Any delay or refusal by an Issuer to issue
an L/C;

                           (ii)     Any action or inaction of an Issuer on
account of or in respect to, any L/C.

                  (e) The Agent, without the request of the Borrowers, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C (provided that the CAN Borrower shall be indebted only for L/Cs issued for the CAN Borrower , Revolving Credit Loans made to the CAN Borrower or otherwise in connection with the CAN Debt). Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's or CAN Borrowing Base's (as applicable) being exceeded. Such action shall not constitute a waiver of the Agent's rights under Section 2-10(b) hereof.

         2-18.    FEES FOR L/C'S

                  (a) The Borrowers shall pay to the Agent a fee, on account of any documentary or commercial L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to the greatest of $750.00, or 12% of, or per annum of, the Stated Amount of each such L/C outstanding during the period in respect of which such fee is being paid (provided that the CAN Borrower shall be indebted only for the CAN
Debt).

                  (b) The Borrowers shall pay to the Agent a fee, on account of any Standby L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to 12% per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid (provided that the CAN Borrower shall be indebted only for the CAN Debt).

                  (c) In addition to the fee to be paid as provided in Subsection 2-18(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C (provided that the CAN Borrower shall be indebted only for the CAN Debt).

         2-19.    CONCERNING L/C'S

                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrowers.

                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize any Issuer to:

                           (i)      Select an advising bank, if any.
                           (ii)     Select a paying bank, if any.
                           (iii)    Select a negotiating bank.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Lender, nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) The Agent's, each Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Agent, any or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-19(g)(i) or 2-19(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost (provided that the CAN Borrower shall be indebted only for the CAN Debt). Any Issuer's determination of costs incurred under Section 2-19(g)(i) or 2-19(g)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers, absent manifest error.

                  (h) The obligations of the Borrowers under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                           (iii) The existence of any claim, set-off, defense, or other right which the Borrowers may have at any time against the beneficiary of any L/C.

                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-20.    CHANGED CIRCUMSTANCES

                  (a) The Agent may give the Lead Borrower notice of the occurrence of the following:

                           (i) The Agent shall have determined in good faith on any day on which the rate for a LIBOR Loan would otherwise be set, that, by reason of changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided for in the definition of LIBOR Offer Rate.

                           (ii) The Agent shall have determined in good faith
that:

                                    (A) The continuation of or conversion of any
                  Revolving Credit Loan to a LIBOR Loan has been made impracticable or unlawful by the occurrence of a change in law occurring after the date of this Agreement that materially and adversely affects the applicable market or compliance by the Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

                                    (B) The indices on which the interest rates
                  for LIBOR Loans are determined shall no longer represent the effective cost to the Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Agent gives the Lead Borrower notice of an occurrence described in Section 2-20(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of the Agent and of each Lender to make LIBOR Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Lead Borrower had given the Agent with respect to any LIBOR Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2-20(a), shall be deemed at the option of the Agent to not having been given and such loan shall be made or continued as, or converted into, as appropriate, a Base Margin Loan.

                           (iii)       Subject to the provisions of Section
2-11, the Lead Borrower may (and shall, with respect to the occurrence of any event described in Section 2-20(a)(ii)), cancel the relevant borrowing or conversion notice on the same date the Lead Borrower was notified of such event, or if the LIBOR Loan is then outstanding, prepay, or cause to be prepaid, the affected LIBOR Loan.

         2-21. INCREASED COSTS. If, as a result of any changes, arising after the date of this Agreement, in any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Agent or any Lender under this Agreement (except for taxes on the Agent or any Lender's overall net income or capital);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c). imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which such Lender deems to be material, then upon the Agent's giving written notice thereof, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income (provided that the CAN Borrower shall be indebted only for the CAN Debt). The payment obligations contemplated by this Section 2-21 shall terminate one month after the Maturity Date unless prior written notice of any claim hereunder has been provided to the Parent.

         2-22     LENDERS' COMMITMENTS

                  (a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of

                                    (i)     that Lender's Commitment Percentage
         of the subject loan or advance or of Availability or CAN Availability, as applicable; or

                                    (ii) that Lender's Dollar Commitment or CAN
         Dollar Commitment, as applicable.

                  (b) No Lender shall have any liability to the Borrowers on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (c) The Dollar Commitments, CAN Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment or CAN Commitment) may be changed, from time to time by the reallocation or assignment of Dollar Commitments or CAN Dollar Commitment and Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders", PROVIDED, HOWEVER,

                           (i) Unless an Event of Default has occurred and is continuing (in which event, no consent of the Lead Borrower is required) any assignment to a Person not then a Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

                           (ii) Any such assignment or reallocation shall be on a pro-rata basis such that each reallocated or assigned Dollar Commitment or CAN Dollar Commitment to any Person remains the same percentage of the overall Commitment or CAN Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.

                           (iii) Unless an Event of Default has occurred and is continuing, BankBoston shall retain a Dollar Commitment of at least $35,000,000.00.

                  (d). Upon written notice given to the Lead Borrower from time to time by the Agent of any assignment or allocation referenced in Section 2-22(c):

                           (i) The Borrowers shall execute replacement one or more Revolving Credit Notes to reflect such changed Dollar Commitments, CAN Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) PROVIDED HOWEVER, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Commitments, CAN Commitments, and Commitment Percentages.

                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to the within Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

                  (e) The Borrowers recognize that the Agent's exercise of any discretion accorded to the Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Borrowers is subject to a certain Agency Agreement amongst the Agent and the Lenders. The provisions of the Agency Agreement relating to voting rights of the Lenders shall be subject to the approval of the Lead Borrower, which approval shall not be unreasonably delayed or withheld. The Borrowers acknowledge that the Lead Borrower's approval of the voting rights shall be deemed furnished if the voting rights provision described in EXHIBIT 2-22 hereto are incorporated in the Agency Agreement.

         2-23. DESIGNATION OF LEAD BORROWER AT BORROWERS' AGENT. (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to request loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for the same uses as those set forth in Section 2-1(d), above. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Lenders on account of loans and advances so made under the Revolving Credit as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.

                  (b) The proceeds of each of such loans and advances shall be deposited into the Funding Account, CAN Funding Account, or as otherwise indicated by the Lead Borrower. Neither the Agent, nor any Lender shall have any obligation to see to the application of such proceeds.

ARTICLE 3 - CONDITIONS PRECEDENT.

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-6, (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3-7 through and including 3-11, shall have been satisfied:

          3-1.     CORPORATE DUE DILIGENCE.

                  (a) A Certificate of corporate good standing or status issued by the Secretary(ies) of State (or other appropriate governmental authority) of each state under whose law each Obligor is organized.

                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State or Province in which the nature of each Obligor's business conducted or assets owned could require such qualification.

                  (c) A Certificate of each Obligor's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2. OPINION. An opinion of counsel to the Obligors in form and substance satisfactory to the Agent .

         3-3. ACCOUNTANT'S OPINION. An opinion of Arthur Andersen, LLP with respect to the validity, amount, and collectibility of the Eligible Tax Refund, in form and substance satisfactory to the Agent.

         3-4 HOST STORE AGREEMENTS. Agreements with the Host Stores in form and substance satisfactory to the Agent.

         3-5. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Agent or its counsel reasonably may require or request, including, without limitation, those documents listed on EXHIBIT 3-5 hereto.

          3-6. OFFICERS' CERTIFICATES. Certificates executed on behalf of the Borrowers by the President and the Chief Financial Officer of the Borrowers and stating that the representations and warranties made by the Borrowers to the Agent and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-7. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         3-8. MINIMUM EXCESS AVAILABILITY. There shall be minimum excess Availability of at least $40,000,000.00 after giving effect to the first loans and advances to be made under the Revolving Credit, all then held checks, accounts payable which are beyond credit terms then accorded the Borrowers, overdrafts, and any charges to the Loan Account made in connection with the establishment of the Revolving Credit.

         3-9. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid; PROVIDED THAT the Lead Borrower shall have the right to receive a detailed accounting of, and to review, the fees and expenses of counsel before making payment thereof.

         3-10. NO SUSPENSION EVENT. No Suspension Event shall then exist.

         3-11. NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could reasonably be expected to have a materially adverse effect upon the Borrowers' financial condition when compared with such financial condition at January 31, 1998, except as reflected in the Parent's press releases (copies of which have been furnished the Agent).

No document shall be deemed delivered to the Agent or any Lender until received and accepted by the Agent at its head offices in Boston, Massachusetts. Under no circumstances will the within Agreement take effect until executed and accepted by the Agent at said head office.

ARTICLE 4 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Obligors, in addition to all other representations, warranties, and covenants made by the Obligors in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

         4-1. PAYMENT AND PERFORMANCE OF LIABILITIES. Each Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability (provided that the CAN Borrower shall be indebted only for the CAN Debt).

          4-2.     DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS.

                  (a) Each Obligor presently is and shall hereafter remain in good standing as a corporation organized under the laws of the jurisdiction of its incorporation as set forth in the Preamble to this Agreement, and is and shall hereafter remain duly qualified and in good standing in every other state or province in which, by reason of the nature or location of that Obligor's assets or operation of the Borrower's business, such qualification may be necessary.

                  (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State (or other applicable governmental authority) in which incorporated and is and shall hereafter remain duly qualified in each other state or province in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.

                  (c) Each Obligor has all requisite corporate power and authority to execute and deliver all Loan Documents to which such Obligor is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

                  (d) The execution and delivery by the Obligors of each Loan Document to which it is a party; the Obligors' consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Obligors as contemplated hereby); the Obligors' performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (i) Have been duly authorized by all necessary corporate action.

                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of any Obligor.

                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of any Obligor pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (e) The Loan Documents have been duly executed and delivered by each Obligor and are the legal, valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          4-3.     TRADE NAMES.

                  (a)      EXHIBIT 4-3, annexed hereto, is a listing of:

                  (i) All names under which any Obligor conducted its business in over 25 retail locations at any time during the prior five years.

                  (ii) All entities and/or persons (other than those with fewer than 25 retail locations) with whom any Obligor consolidated or merged, or from whom any Obligor ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets, at any time during the prior five years.

                  (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Agent , and (ii) in compliance with all other provisions of the within Agreement, the Obligors will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 4-3 or would result in the conduct of business in a jurisdiction or province where the Borrowers do not presently conduct business.

          4-4.     INFRASTRUCTURE.

                  (a) Each Obligor has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described in the Business Plan.

                  (b) Each Obligor owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for such Obligor's conduct of its business.

                  (c) The conduct by the Obligors of their respective business does not presently infringe (nor will any Obligor conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

          4-5.     LOCATIONS; LANDLORD'S WAIVER.

                  (a) The Collateral, and the books, records, and papers of the Obligors pertaining thereto, are kept and maintained solely at

                           (i) the Obligors' chief executive offices at 255 Alhambra Circle, Coral Gables, Florida; and

                           (ii) those locations which are listed on EXHIBIT 4-5, annexed hereto. Within thirty (30) days after the date hereof, the Lead Borrower shall furnish the Agent with a revised EXHIBIT 4-5, which revised EXHIBIT shall include, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that an Obligor owns the subject location) and of all service bureaus at which any such records are maintained.

                  (b) The Borrowers shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 except, unless otherwise expressly prohibited under this Agreement, to

                           (i) accomplish sales, returns, or other transfers of Inventory in the ordinary course of business, consistent with past and existing practices of the Borrowers;

                           (ii) move Inventory from one such location to another such location; or

                           (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (c) Within thirty (30) days after the Agent's request therefor, the Borrowers shall use reasonable efforts to provide the Agent with landlord's waivers, each in form reasonably satisfactory to the Agent, for each of the locations identified on EXHIBIT 4-5(C). The Agent may establish an Availability
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

Reserve for each of such locations as to which such a waiver is not so delivered (not exceed two months rent for each such location). Such Availability Reserve shall be reduced or eliminated (but only if no Suspension Event is then extant) upon delivery of such waivers.

                  (d)      The Borrowers will not:

                           (i) Execute, alter, modify, or amend any Lease in any material respect, except in the ordinary course of business, consistent with past and existing practices of the Borrowers.

                           (ii) Commit to, or close, any location at which any Borrower maintains, offers for sales, or stores any of the Collateral, except for closures contemplated by the Business Plan and deemed in the best interest of such Borrower's business, in such Borrower's reasonable business judgment.

                           (iii) Commit to or open any new location except

                                    (A) in connection with the relocation of a retail location of that Borrower;

or
                                    (B) the opening up of new retail locations
in accordance with the Business Plan, or otherwise deemed in the best interest of such Borrower's business, in such Borrower's reasonable business judgment, and where, in each instance, the requirements of Subsection 4-5(e), below, are satisfied.

                  (e) The conditions to be satisfied, as required by Section 4-5(iii)(B), above, are as follows:

                           (i) The Lender shall be provided such prior written notice (with reasonable detail) of the proposed opening, as is required under Section 4-3(b) hereof; and

                           (ii) Immediately prior to the earliest day on which
                  the subject Borrower becomes legally obligated on account of its leasing of the subject new location, no Event of Default exists and none will occur by reason of that Borrower's so becoming obligated. (f) Except as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of any Obligor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

          4-6.     TITLE TO ASSETS.

                  (a) Each Obligor is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                           (i)      Encumbrances in favor of the Agent.

                           (ii) Those Encumbrances (if any) listed on EXHIBIT
4-6, annexed hereto.

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

                           (iii) Purchase money security interests in Equipment to secure Indebtedness otherwise permitted hereby.

                           (iv) Encumbrances for taxes, governmental assessments or charges in the nature of taxes not yet due.

                           (v) Encumbrances in respect of property or assets of the Borrowers imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's, repairmen's, and mechanics' liens and other similar Encumbrances, in each case in respect of obligations not overdue.

                           (vi) Utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation.

                           (vii) Encumbrances arising under Capital Leases.

                           (viii) Unperfected Encumbrances arising by operation of law under Section 81.1 of the Bankruptcy and Insolvency Act (Canada), or Article 1741 of the CCQ in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale.

                  (b) No Obligor has and none shall hereafter have, possession of any property on consignment to such Obligor (i) having a value in excess of $5,000,000.00 in the aggregate, and (ii) unless either (A) as to which property, no financing statement has been filed by consignor or other action taken by consignor under the UCC to perfect an interest in the consigned goods or (B) as to which property, an intercreditor agreement between the consignor and the Agent has been executed, in form reasonably satisfactory to the Agent..

         4-7. INDEBTEDNESS. No Obligor has and none shall hereafter have, any Indebtedness with the exceptions of:

                  (a)      Any Indebtedness to the Lenders .
                  (b) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto.

          4-8.     INSURANCE POLICIES.

                  (a) EXHIBIT 4-8, annexed hereto, is a schedule of all insurance policies owned by the Obligors or under which any Obligor is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Obligor is in default or violation of any such policy.

                  (b) The Obligors shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Agent . The coverage reflected on EXHIBIT 4-8 presently satisfies the foregoing requirements. All insurance carried by the Obligors shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the

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

insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Obligors or by the failure of the Obligors to comply with any warranty or condition of the policy. In the event of the failure by the Obligors to maintain insurance as required herein, the Agent , at its option, may obtain such insurance, PROVIDED, HOWEVER, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Obligors' failure to have maintained such insurance. The Obligors shall furnish to the Agent certificates or other evidence satisfactory to the Agent regarding compliance by the Borrower with the foregoing insurance provisions.

                  (c) The Obligors shall advise the Agent of each claim in excess of $100,000.00 made by any Obligor under any policy of insurance which covers the Collateral and will permit the Agent, at the Agent's option in each instance, to the exclusion of the Obligors, following the occurrence, and during the continuance, of an Event of Default, to conduct the adjustment of all claims (regardless of amount). The Obligors hereby appoint the Agent as the Obligors' attorney in fact, exercisable following the occurrence, and during the continuance, of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent . The Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in gross negligence or willful misconduct. The Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Agent may determine; PROVIDED THAT any such proceeds derived from any Collateral granted by the CAN Borrower shall be applied only to the CAN Debt.

         4-9. LICENSES Each license, distributorship, franchise, and similar agreement issued to, or to which any Obligor is a party is in full force and effect. Neither the Obligors nor, to the Parent's knowledge, any other party to any such license or agreement is in default or violation thereof. No Obligor has received any notice or threat of cancellation of any such license or agreement.

         4-10. LEASES. EXHIBIT 4-10, annexed hereto, is a schedule of all presently effective Capital Leases. EXHIBIT 4-5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. Neither the Obligors nor, to the Parent's knowledge, any other party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and no Obligor has received any notice or threat of cancellation of any such Lease or Capital Lease. The Obligors hereby authorize the Agent at any time and from time, after and during the continuance of an Event of Default, to time to contact any of the Obligors' landlords in order to confirm the Obligors' continued compliance with the terms and conditions of the Lease(s) between each Obligor and that landlord and to discuss such issues, concerning the Obligors' occupancy under such Lease(s), as the Agent may determine.

         4-11. REQUIREMENTS OF LAW. The Obligors are in compliance in all material respects with, and shall hereafter comply with and use their respective assets in compliance in all material respects with, all Requirements of Law. The Obligors have not received any notice of any material violation of any Requirement of Law, which has not been cured or otherwise remedied.

         4-12. MAINTAIN PROPERTIES. The Obligors shall:PERTIES

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral. (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, transfer, or otherwise dispose of any of the Collateral, other than in the ordinary course of business, consistent with past and existing practices of the Borrowers; provided that, no Event of Default would arise therefrom.

          4-13.    PAY TAXES.

                  (a) The Obligors have received written notice from the Internal Revenue Service and Revenue Canada that each of the Internal Revenue Service and Revenue Canada has completed its examination of the Obligor's federal income tax returns for all tax years through and including the Obligors' taxable year referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. Except as set forth on EXHIBIT 4-13, no agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service or Revenue Canada to assert a deficiency or make any other claim for or in respect to federal income taxes. Except as set forth on EXHIBIT 4-13, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service or Revenue Canada.

                  (b) The Obligors have received written notice from the respective state, provincial and local taxing authorities to which the Obligors are subject that such authorities have completed their respective examination of the Obligors' returns for all state, provincial and local income, excise, sales, and other taxes for which the Obligors are liable for the respective tax years referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. Except as set forth on EXHIBIT 4-13, no agreement is extant which waives or extends any statute of limitations applicable to the right of any state, provincial or local taxing authority to assert a deficiency or make any other claim for or in respect to any such state, provincial or local taxes. Except as set forth on
EXHIBIT 4-13, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state, provincial or local taxing authority.

                  (c) Except as disclosed on said EXHIBIT 4-13, there are no examinations of or with respect to any Obligor presently being conducted by the Internal Revenue Service, Revenue Canada, or any other taxing authority.

                  (d) The Obligors have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions, Canada Pension Plan and Workers' Compensation and other charges of any kind or nature levied, assessed or claimed against any Obligor or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Obligor or by any governmental authority; properly exercise any trust responsibilities imposed upon each Obligor by reason of withholding from employees' pay or by reason of such Obligor's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Obligors are obligated to so file.

                  (e) At its option, the Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, Canada Pension Plan and Workers' Compensation, and any and all other charges levied or assessed upon any Obligor or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of any Obligor's Employee Benefit Plan as the Agent , in the Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, PROVIDED, HOWEVER, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Obligors' failure to have made such payment.

         4-14. NO MARGIN STOCK. The Obligors are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G,U,T, and X of the Board of Governors of the Federal Reserve System of the United States).

         4-15. ERISA; CAN PLANS. Neither any Obligor nor any ERISA Affiliate ever has or hereafter shall:

                  (a) Violate or fail to be in compliance in all material respects with such Obligor's Employee Benefit Plan.

                  (b) Fail timely to file all reports and filings required by ERISA to be filed by such Obligor.

                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (d) Engage in, or commit, any act such that a tax or penalty could reasonably be expected to be imposed upon any Obligor on account thereof pursuant to ERISA.

                  (e) Accumulate any material funding deficiency within the meaning of ERISA.

                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of any Obligor on account thereof pursuant to ERISA.

                  (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (h) Fail to pay any liability imposed upon it pursuant to the provisions of any CAN Plan.

         4-16.    HAZARDOUS MATERIALS
                  (a)      No Obligor has ever:

                           (i) been legally responsible for any release or threat of release of any Hazardous Material; or

                           (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by an Obligor and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                  (b)      The Obligors shall:

                           (i) dispose of any Hazardous Material only in compliance with all Environmental Laws; and

                           (ii) not store on any site or vessel occupied or operated by any Obligor and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of such Obligor's business and is in compliance with all Environmental Laws.

                  (c) The Lead Borrower shall provide the Agent with written notice upon the Obligors' obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss any Obligor could reasonably be expected to be liable.

         4-17. LITIGATION. Except as described in EXHIBIT 4-17, annexed hereto, there is not presently pending or, to the knowledge of the Parent, threatened by or against any Obligor any suit, action, proceeding, or investigation which, if determined adversely to such Obligor, would have a material

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

adverse effect upon the Parent's consolidated financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         4-18. DIVIDENDS OR INVESTMENTS. The Obligors shall not:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

                  (b) Own, redeem, retire, purchase, or acquire any capital stock, PROVIDED THAT as long as no Event of Default then exists or would arise therefrom, the Parent may redeem, purchase or acquire the Parent's common stock or options for the purchase or sale of such stock, provided that the maximum number of shares of the Parent's common stock which may be the subject to any of the foregoing is limited to 10,000,000 shares.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, except in the ordinary course of business, consistent with past and existing practices, provided that no Event of Default then exists or would arise therefrom.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity (other than with another Obligor).

                  (e) Consolidate any of any Obligor's operations with those of any other corporation or other entity (other than with another Obligor).

                  (f) Organize or create any Related Entity other than in the ordinary course of business, consistent with past and existing practices, and only (i) if a Domestic Subsidiary, the Subsidiary executes a guaranty of the Liabilities and grants the Agent first perfected liens on its assets, and (ii) all of the stock of such Subsidiary (or with respect to a foreign Subsidiary, 65% of its stock) is pledged to the Agent as security for the Liabilities and
(iii) no Event of Default exists or would arise therefrom.

                  (g) Subordinate any debts or obligations owed to any Obligor by any third party to any other debts owed by such third party to any other Person.

                  (h) Acquire any assets other than in the ordinary course and conduct of such Obligor's business as conducted at the execution of this Agreement

         4-19. LOANS. The Obligors shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to an Obligor's suppliers in the ordinary course.

                  (b) Advances to any Obligor's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of such Obligor, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by such Obligor.

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

                  (c) Loans to any Related Entity or Affiliate not expressly prohibited under this Agreement; provided that no Event of Default then exists or would arise therefrom.

         4-20. PROTECTION OF ASSETS. The Agent, in the Agent's discretion, and from time to time following and during the continuance of an Event of Default, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Obligors shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section. The obligation of the Obligors to pay such amounts is a Liability.

         4-21. LINE OF BUSINESS. Except as provided in Section 4-21(b) below, the Obligors shall not engage in any business other than the business in which they are currently engaged or a business reasonably related thereto (such being the sale at retail of sunglasses and watches and other Inventory related thereto of the types existing as of the date of this Agreement).

         (b) Notwithstanding the provisions of Section 4-21(a), the Obligors may engage in new lines of business, provided that:

                  (i) The maximum investment (whether as a capital contribution, loan or otherwise) in any new line of business shall not exceed $2,500,000.00, or $10,000,000.00 in the aggregate for all new lines of business. (ii) The Agent and the Lenders shall have no obligations to include any Inventory of such new lines of business as "Acceptable Inventory". (iii) No Event of Default exists, or would arise as of result of, the establishment of the new line of business or the investment of the Obligors therein.

        4-22. AFFILIATE TRANSACTIONS. The Obligors shall not make any payment, make any investment, nor give any value to any Related Entity except in the ordinary course of business, consistent with past and existing practices of the Borrowers, or not otherwise prohibited hereunder, provided that no Event of Default then exists or would arise therefrom.

          4-23.    EXECUTIVE PAY.

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

                  (a) The only Executive Officers of the Obligors, at the execution of the within Agreement, are those individuals referenced in the definition of "Executive Officers", above.

                  (b) Prior to the execution of the within Agreement, the Obligors furnished the Agent with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then extant. There are no unwritten agreements or understandings between the Obligors and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Agent .

         4-24.    ADDITIONAL ASSURANCES

                  (a) Except as disclosed in writing to the Agent, no Obligor is the owner of, nor has it any interest in, any material property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will not be subject to a security or other collateral interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities (but, as to the CAN Borrower's assets, to secure the CAN Debt only).

                  (b) Except for certain of the stock of Related Entities engaged in business outside of the United States, the Obligors will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a security or other collateral interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) The Obligors shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Obligors shall execute all such instruments as may be reasonably required by the Agent with respect to the recordation and/or perfection of the security interests created herein.

                  (d) Each Obligor hereby designates the Agent as and for such Obligor's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's security and other collateral interests in the Collateral.

                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.

         4-25.    ADEQUACY OF DISCLOSURE

                  (a) All financial statements furnished to the Agent and each Lender by the Obligors have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries at the date(s) thereof and the consolidated results of operations and cash flows for the period(s) covered. Except as reflected in the Parent's press releases (copies of which have been furnished the Agent), since January 31, 1998, there has been no change in the consolidated financial condition, results of operations, or cash flows of the Parent and its Subsidiaries, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) As of January 31, 1998, no Obligor has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Parent's consolidated financial statements furnished to the Agent and each Lender prior to the execution of the within Agreement.

                  (c) No document, instrument, agreement, or paper now or hereafter given the Agent or any Lender by or on behalf of any Obligor in connection with the execution of the within Agreement by the Agent and each Lender, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Obligors which has, or which, in the foreseeable future could reasonably be expected to have, a material adverse effect on the financial condition of the Parent and its Subsidiaries which has not been disclosed in writing to the Agent.

        4-26. RIGHT OF FIRST REFUSAL. In the event that the Borrowers desire to refinance the Liabilities with a Person other than BankBoston prior to the first anniversary of this Agreement (other than pursuant to a public debt or equity offering by the Parent or a so-called Rule 144A offering), the Borrowers shall first comply with the following provisions:

                  (a) The Borrowers shall furnish BankBoston with a copy of the commitment letter issued by such other Person promptly on receipt thereof.

                  (b) Upon receipt of a copy of the Commitment Letter from the Borrowers, BankBoston shall thereafter have fifteen (15) Business Days to present to the Borrowers an alternative commitment for the refinancing of the Liabilities on terms and conditions substantially equal to those outlined in the said Commitment Letter.

                  (c) If BankBoston fails to provide an alternative commitment in writing on terms and conditions substantially equal to those outlined in the Commitment Letter within fifteen (15) Business Days after receipt of the Commitment Letter from the Borrowers, then the Borrowers may thereafter proceed to close on the refinancing upon the terms and conditions set forth in the Commitment Letter.

                  (d) If BankBoston provide an alternative commitment in writing on terms and conditions substantially equal to those outlined in the Commitment Letter within fifteen (15) Business Days after receipt of the Commitment Letter from the Borrowers, then the Borrowers shall proceed to close on the refinancing with BankBoston, failing which the Borrowers shall pay the Agent the Early Termination Fee.

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

         4-27.    SUBORDINATED DEBT

                  (a) The Obligors shall not

                           (i) effect or permit any material change or amendment to the terms of the instruments, documents, or agreements evidencing the Subordinated Debt;

                           (ii) grant any collateral security for the Subordinated Debt; or

                           (iii) directly or indirectly, make any payment of any principal of, or in redemption, retirement or repurchase of, any Subordinated Debt (other than payments of interest at the times and rates set forth in the instruments, documents, and agreements evidencing the Subordinated Debt).

                  (b) THE OBLIGORS ACKNOWLEDGE THAT THE LIABILITIES AND THE CAN DEBT (AND THE PARENT'S GUARANTY THEREOF) CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" FOR PURPOSES OF, AND AS DEFINED IN, THE INDENTURE DATED AS OF JUNE 26, 1996 BETWEEN THE PARENT AND THE BANK OF NEW YORK, AS TRUSTEE RELATING TO THE PARENT'S 53% CONVERTIBLE SUBORDINATED NOTES DUE 2003, AS AMENDED AND IN EFFECT.

        4-28. NO RESTRICTIONS ON LIABILITIES. None of the Obligors shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting in any manner (including, without limitation, by way of covenant, representation or event of default) (i) the incurrence, creation or assumption of the Liabilities or any Encumbrances on any property of any Obligor, except in the case of customary transfer restrictions in Related Entities owned 50% or less by any Obligor, or (ii) the granting of a security interest, pledge or encumbrance in favor of the Agent and the Lenders on any asset of any Obligor.

        4-29. GENERAL RESTRICTIONS ON INVESTMENTS, LOANS AND AFFILIATE TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Obligors shall not, directly or indirectly, undertake any of the following to the extent that, at the time of such action, the aggregate Net Amount of cash or property expended or transferred by the Obligors on account of all such actions would exceed $10,000,000.00 in any fiscal year of the Parent and its
Subsidiaries:

                  (a) Open any new locations outside of the United States and Canada;

                  (b) Transfer any Inventory or other assets (whether or not constituting Collateral) to any Related Entity conducting business outside of the United States and Canada;

                  (c) Make any investments in any Related Entity conducting business outside of the United States and Canada;

                  (d) Organize or create any Related Entity which does not constitute a Domestic Subsidiary;

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                  (e) Make any loans or advances to any Related Entity
conducting business outside of the United States and Canada; or

                  (f) Make any payment or give any value to any Related Entity conducting business outside of the United States and Canada. As used herein, "Net Amount" shall mean, at the time of measurement, and after giving effect to the proposed expenditure or transfer, the amount of cash or property expended or transferred BY the Obligors on account of the foregoing actions LESS the amount of cash or property theretofore transferred TO the Obligors by all Related Entities conducting business outside of the United States and Canada.

         4-30. OTHER COVENANTS. The Obligors shall not indirectly do or cause to be done any act which, if done directly by the Obligors, would breach any covenant contained in this Agreement.

ARTICLE 5 - REPORTING REQUIREMENTS

         5-1. MAINTAIN RECORDS. The Obligors shall:ORDS

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Obligors' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Obligors at the close of, and the results of operations for, the periods in question.

                  (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Obligors at the close of, and the results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent and each Lender to discuss the Obligors' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent or that Lender.

                  (e) Not change any Obligor's fiscal year.

                  (f) Not change any Obligor's taxpayer identification number.

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         5-2.     ACCESS TO RECORDS

                  (a) The Obligors shall accord the Agent and the Agent's representatives with reasonable access from time to time as the Agent and such representatives may require to all properties owned by or over which the Obligors have control. The Agent and the Agent's representatives shall have the right, and the Obligors will permit the Agent and such representatives from time to time as the Agent and such representatives may reasonably request, upon reasonable notice and during normal business hours, to examine, inspect, copy, and make extracts from any and all of the Obligors' books, records, electronically stored data, papers, and files. The Obligors shall make all of the Obligors' copying facilities available to the Agent.

                  (b) Each Obligor hereby authorizes the Agent and the Agent's representatives to:


                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Obligors, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent and the Agent's representatives with respect thereto.

                           (ii) Following and during the continuance of an Event of Default, verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Obligors' computer billing companies, collection agencies, and accountants and to sign the name of such Obligor on any notice to such Obligor's Account Debtors or verification of the Collateral.

         5-3.     IMMEDIATE NOTICE TO AGENT

                  (a) The Lead Borrower shall provide the Agent with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i)      Any change in any of Parent's executive
         officers.

                           (ii) The completion of any physical count of all or a material portion of any Obligor's Inventory (together with a copy of the certified results thereof).

                           (iii) Any ceasing of any Obligor's making of payment, other than in the ordinary course, to any of its creditors.

                           (iv) Other than in connection with a good faith dispute, any failure by any Obligor to pay rent at any of such Obligor's locations, which failure continues for more than Three (3) days following the day on which such rent first came due.

                           (v) Any material change in the business, operations, or financial affairs of any Obligor.

                           (vi) The occurrence of any Suspension Event.

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                           (vii) Any intention on the part of any Obligor to
         discharge such Obligor's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                           (viii) Any litigation which, if determined adversely to an Obligor, could reasonably be expected to have a material adverse effect on the consolidated financial condition of the Parent and its Subsidiaries.

                           (ix) The occurrence of any event or circumstance with respect to any Employee Benefit Plan or CAN Plan which could reasonably be expected to have a material adverse effect with respect to any Borrower.

                  (b)      The Lead Borrower shall:

                           (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Parent (QUA such shareholders).

                           (ii) Contemporaneously with the filing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, including, without limitation, Form 10Q and 10K.

                           (iii) Add the Agent as an addressee on all mailing lists maintained by or for any Obligor.

                           (iv) At the reasonable request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (v) Provide the Agent, when received by any Obligor, with a copy of any management letter or similar communications from any accountant of such Obligor.

         5-4. BORROWING BASE CERTIFICATE. The Lead Borrower shall provide the Agent weekly, by 11:30AM, on Wednesday of each week, and on each day that a Revolving Credit loan is requested, with a Borrowing Base Certificate for each of the US Borrowers and the CAN Borrower (in the form of EXHIBIT 5-4 annexed hereto, as such form may be revised from time to time by the Agent). Inventory levels shall in all events be rolled forward on a weekly basis. Such Certificate may be sent to the Agent by facsimile transmission, PROVIDED THAT the original thereof is forwarded to the Agent on the date of such transmission.

         5-5. INTENTIONALLY OMITTED.

         5-6. MONTHLY REPORTS

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                  (a) Monthly, within thirty (30) days of the end of the
previous month, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

                           (i) An Inventory Position Report for each of North America and Watch Station and a Certificate (signed by the respective President or Chief Financial Officer thereof) concerning the Inventory of each of North America and Watch Station.

                           (ii) A Weekly Performance Report (month end version) for each of North America and Watch Station.

                           (iii) An Open to Buy Report on which is shown whether inventory levels are adequate to meet sales projections.

                           (iv) Reconciliations of the above described Inventory Position Report and inventory Certificate (Section 5-6(a)(i)) to Availability and to the general ledger as of the end of the subject month.

                           (v) A schedule of purchases from each of North
America's and Watch Station's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                           (vi) An aging of the accounts payable for the ten
largest vendors of each of North

America and Watch Station, and a summary of the aging of the accounts payable of all of the vendors for each of North America and Watch Station.

                           (vii)    A Store Activity Report.

                           (viii) An internally prepared financial statement of
the financial condition for each of North America and Watch Station, the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

                  (b) For purposes of Section 5-6(a), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be March, 1998.

         5-7. QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Obligors' fiscal quarters, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):

                  (a) A management prepared consolidated financial statement of the Parent and its Subsidiaries for the period from the beginning of the Parent's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis

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together with a separate statement for each of North America and Watch Station), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

                  (b) A Cost of Sales Report for each of North America and Watch Station.

                  (c) An aging of the Inventory of each of North
                  America and Watch Station.

                  (d) A Discount Split report for
                  each of each of North America and Watch Station.

                  (e) A Gross Margin Reconciliation.

         5-8.     ANNUAL REPORTS

                  (a) Annually, within ninety (90) days following the end of the Obligors' fiscal year, the Lead Borrower shall furnish the Agent with an original signed counterpart of the consolidated annual financial statement of the Parent and its Subsidiaries, which statement shall have been prepared by, and bear the unqualified opinion of, the Parent's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a consolidated balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (b) Annually, within ninety (90) days following the end of the Obligors' fiscal year, the Lead Borrower shall furnish the Agent with an internally prepared financial statement of the financial condition for each of North America and Watch Station, and the results of its operations, for the subject fiscal year, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison to the Business Plan.

                  (c) No later than the earlier of Fifteen (15) days prior to the end of each of the Obligors' fiscal years or the date on which such accountants commence their work on the audit of the Obligors' annual consolidated financial statement, the Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:

                           (i) Such annual financial statement will be delivered
                  by the Lead Borrower to the Agent (for subsequent distribution to each Lender).

                           (ii) It is the primary intention of the Obligors, in
                  its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                           (iii) The Obligors have been advised that the Agent
                  (and each Lender) will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by the within Agreement.

                  (d) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountant, that would lead the accountants to believe that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

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         5-9. OFFICERS' CERTIFICATES. The Lead Borrower shall cause the Parent's
Chief Financial Officer to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Parent, the Borrowers and their respective Subsidiaries at the close of, and the results of the Borrowers= operations and cash flows for, the period(s) covered, SUBJECT, HOWEVER to the following:

                           (i) usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (ii)     Material Accounting Changes.

                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Obligors to be taken on account thereof.

         5-10.    INVENTORIES, APPRAISALS, AND AUDITS

                  (a) The Agent and each Lender, at the expense of the Borrowers, may observe, at the Parent's distribution facility, each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

                  (b) At the end of the Parent's second and fourth fiscal quarters, the Parent shall obtain, or shall permit the Agent to obtain (in all events, at the Borrowers' expense) physical counts and/or inventories of the Collateral, conducted by such inventory takers as are reasonably satisfactory to the Agent and following such methodology as may be reasonably required by the Agent. Following the occurrence and during the continuance of an Event of Default, the Agent, in its discretion, may undertake additional such counts or inventories as the Agent determines. Copies of all reports and other information relating to such physical counts and/or inventories, whenever taken (and not merely those described above) shall be promptly furnished to the Agent.

                  (c) Upon the Agent's reasonable request from time to time (but not more than once in any twelve month period, unless Availability is ever less than $15,000,000.00, in which event the Agent may undertake up to two such appraisals in any twelve month period), the Borrowers shall permit the Agent to obtain appraisals (in all events, at the Borrowers' expense) conducted by such appraisers as are reasonably satisfactory to the Agent.

                  (d) The Agent contemplates conducting two (2) commercial finance audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which the within Agreement is in effect, but in its discretion if Availability is ever less than $15,000,000.00, may undertake one additional audit at the Borrowers' expense during such period.

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                  (e) Upon Agent's request, Parent shall provide the Agent with all reports relating to "mystery shopping" (so-called) visits to all or any of the Borrowers' business premises.

         5-11.    ADDITIONAL FINANCIAL INFORMATION

                  (a) In addition to all other information required to be provided pursuant to this Article 5, the Lead Borrower promptly shall provide the Agent, with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from the Lead Borrower.

                  (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated projections of the Borrowers' anticipated performance and operating results.

                  (c) In all events, the Lead Borrower, no sooner than Ninety
(90) nor later than Sixty (60) days prior to the end of each of the Borrowers' fiscal years, shall furnish the Agent with an updated and extended projection which shall go out at least through the end of the then next fiscal year.

                  (d) Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Agent.

                  (e) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Agent or any Lender may obtain, develop, or receive with respect to the Borrowers is confidential to the Agent and the Lenders and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.

         6-1.     USE OF INVENTORY COLLATERAL

                  (a) The Borrowers shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not (i) engage in sales or other dispositions to creditors; or (ii) sales or other dispositions in bulk, except in a manner consistent with past and existing practices of the Borrowers and in the ordinary course of business (unless either (x) the value of the Borrowers' remaining Inventory will be materially and adversely affected thereby, or (y) an Event of Default exists and is continuing, in which events the foregoing will be prohibited under all circumstances).

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, such Inventory may be returned to the Borrowers without the consent of the Agent .

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         6-2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         6-3. ADJUSTMENTS AND ALLOWANCES. The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, PROVIDED, HOWEVER, the authority granted the Borrowers pursuant to this Section 6-3 may be limited or terminated by the Agent at any time after the occurrence and during the continuance of an Event of Default, in the Agent's discretion.

         6-4.     VALIDITY OF ACCOUNTS

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

                  (b) The Borrowers have no knowledge of any material impairment of the validity or collectibility of any of the Accounts and shall notify the Agent of any such fact immediately after the Borrowers become aware of any such material impairment.

                  (c) The Borrowers shall not post any bond to secure the Borrowers' performance under any agreement to which any Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Borrower (other than to the Agent ) in the event of such Borrower's failure so to perform.

         6-5. NOTIFICATION TO ACCOUNT DEBTORS. The Agent shall have the right at any time, after the occurrence and during the continuance of an Event of Default, to notify any of the Borrowers' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES.

         7-1.        DEPOSITORY ACCOUNTS

                  (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

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                  (b) The Borrowers shall deliver to the Agent, as a condition to the effectiveness of the within Agreement:

                           (i) Notification, executed on behalf of the Borrowers, to each depository institution with which any DDA is maintained (other than the Funding Account, the CAN Funding Account, or any Local DDA), in form satisfactory to the Agent, of the Agent's interest in such DDA.

                           (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent, with any depository institution at which the Central Account, the Funding Account and the CAN Funding Account is maintained.

                  (c) The Borrowers will not establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Borrowers deliver to the Agent an agreement (in form satisfactory to the Agent) executed on behalf of the depository with which such DDA is being established.

         7-2.     CREDIT CARD RECEIPTS

                  (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of all credit card charges for sales by the Borrowers.

                  (b) The Borrowers shall deliver to the Agent, as a condition to the effectiveness of the within Agreement, notification, executed on behalf of the Borrowers, to each of the Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to the Agent ), which notice provides that payment of all credit card charges submitted by the Borrowers to that clearinghouse or other processor and any other amount payable to the Borrowers by such clearinghouse or other processor shall be directed to such account as may be designated by the Agent in such notice. The Borrowers shall not change such direction or designation except upon and with the prior written consent of the Agent .

         7-3.     THE CONCENTRATION AND THE FUNDING ACCOUNTS

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The CONCENTRATION ACCOUNT: Established by the Agent with BankBoston, N.A.

                           (ii) The CENTRAL ACCOUNT: Established by the US Borrowers with Nationsbank and the CAN Borrower with Bank of Montreal.

                           (iii) The FUNDING ACCOUNT: Established by the US Borrowers with Nationsbank.

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                           (iv) The CAN FUNDING ACCOUNT: Established by the CAN
         Borrower with Bank of Montreal.

                  (b) The contents of each DDA (other than the Funding Account and the CAN Funding Account) and the Central Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

                  (c) The Borrowers shall not establish any Central Account hereafter except upon not less than Thirty (30) days' prior written notice to the Agent and the delivery to the Agent of a Blocked Account Agreement similar to that executed pursuant to Section 7-1(b)(ii) hereof.

                  (d) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the Agent or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

         7-4.     PROCEEDS AND COLLECTION OF ACCOUNTS

                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Agent; and shall be deposited and/or transferred only to the DDAs (other than any Local DDA, the Funding Account or the CAN Funding Account), the Central Account, or the Concentration Account, as provided herein.

                  (b) The Lead Borrower shall cause the ACH or wire transfer to the Central Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the then contents of each DDA (other than (i) any Local DDA, (ii) the Funding Account and (iii) the CAN Funding Account), each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                  (c) Subject to the provisions of Section 7-4(d) hereof, the US Borrowers shall cause the ACH or wire transfer to the Concentration Account, no less frequently than weekly (and whether or not there is then an outstanding balance in the Loan Account) of

                           (i) the then contents of the Central Account established by the US Borrowers; and
                           (ii) the proceeds of all credit card charges for the US Borrowers not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

                  (d) After the occurrence of a Suspension Event, the ACH or wire transfers described in Section 7-4(c) hereof shall be made daily to the Concentration Account.

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                  (e) Subject to the provisions of Section 7-4(f) hereof, the
CAN Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than weekly, but only if there is then an outstanding balance of CAN Debt, of

                           (i) the then contents of the Central Account established by the CAN Borrower in excess of $350,000.00 or such lesser amount, if necessary, so that the CAN Debt does not exceed CAN Availability; and

                           (ii) the proceeds of all credit card charges for the CAN Borrower not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

                  (f) After the occurrence of a Suspension Event, the ACH or wire transfers described in Section 7-4(e) hereof shall be made daily to the Concentration Account.

                  (g) In the event that, notwithstanding the provisions of this
Section 7-4, the Borrowers receive or otherwise have dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of the Borrowers other than as provided in Section 7-4(a) or as instructed by the Agent.

         7-5.     PAYMENT OF LIABILITIES

                  (a) On each Business Day, subject to the terms of the Fee Letter, the Agent shall apply toward the Liabilities the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), PROVIDED that any amounts received in the Concentration Account from the CAN Borrower (other than the funds described in Section 7-7 hereof) shall be applied only to the CAN Debt.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                           (i) Funds shall be deemed to have been deposited to
                  the Concentration Account on the Business Day on which deposited, PROVIDED THAT notice of such deposit is available to the Agent by 2:00PM on that Business Day.

                           (ii) Funds paid to the Agent, other than by deposit
                  to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, PROVIDED THAT notice of such payment is available to the Agent by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration
                  Account (Section 7-5(b)(i)) or payment (Section 7-5(b)(ii)) is not available to the Agent until after 2:00PM on a Business

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                  Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and
                  other payments to the Agent are subject to clearance and collection.

                  (c) The Agent shall transfer to the Funding
Account or the CAN Funding Account, as applicable, any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amount which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Agent may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's.

     7-6. THE FUNDING ACCOUNT; THE CAN FUNDING ACCOUNT. Except as otherwise specifically provided in, or permitted by, the within Agreement, (a) all checks shall be drawn by the US Borrowers upon, and other disbursements made by the US Borrowers solely from, the Funding Account, and (b) all checks shall be drawn by the CAN Borrower upon, and other disbursements made by the CAN Borrower solely from the CAN Funding Account.

     7-7. TRANSFERS FROM CAN BORROWER. The CAN Borrower shall transfer funds to the US Borrowers, the Parent, and any other Domestic Subsidiaries at the same intervals, and consistent with, past practices for, among other things, the payment for Inventory and other property purchased by the CAN Borrower and repayment of loans by the CAN Borrower. Such funds shall be deposited into the Central Account established by the US Borrowers, shall be transferred to the Concentration Account as set forth above and applied to the Liabilities in such order and manner as the Agent reasonably determines (i.e. such funds need not solely be applied to the CAN Debt).

ARTICLE 8 - GRANT OF SECURITY INTEREST

      8-1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Borrowers' Liabilities, subject to the provisions of Section 8-4 hereof, the Borrowers each hereby grant to the Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Lenders, the following, and each item thereof, whether now owned or now due, or in which the Borrowers have an interest, or hereafter acquired, arising, or to become due, or in which the Borrowers obtain an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts and accounts receivable.

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


                  (b)      All Inventory.
                  (c)      All General Intangibles.
                  (d)      All Equipment.
                  (e)      All Goods.
                  (f)      All Fixtures.
                  (g)      All Chattel Paper.

                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

                  (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(8-1(a) through 8-1(i)) or otherwise.

                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(i)), including the right of stoppage in transit.

                  (l)      All Leasehold Interests.

       8-2. EXTENT AND DURATION OF SECURITY INTEREST. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Agent and, subject to the provisions of Section 8-4 hereof, shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full (other than contingent Liabilities which have not then ripened into a claim), at which time the security interest granted herein shall be terminated in writing by a duly authorized officer of the Agent .

       8-3. SECURITY FROM PARENT. To secure its Guaranty of the Liabilities, the Parent and its Domestic Subsidiaries, as applicable, are contemporaneously herewith granting the Agent, for the ratable benefit of the Lenders, a security interest in (a) the Eligible Tax Refund, (b) all capital stock of such Person's Domestic Subsidiaries, (c) sixty-five percent (65%) of the capital stock of each of such Person's foreign Subsidiaries and (d) all right, title and interest of the Parent under any agreements with Host Stores. All property of the Parent in which the Agent is obtaining a security interest shall be deemed "Collateral" for purposes of this Agreement and the other Loan Documents.

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

        8-4. SECURITY FROM CAN BORROWER. Notwithstanding anything to the contrary herein contained, all Collateral granted by the CAN Borrower shall only secure the CAN Debt and no other Liabilities.

ARTICLE 9 - AGENT AS BORROWERS' ATTORNEY-IN-FACT.

         9-1. APPOINTMENT AS ATTORNEY-IN-FACT. The Borrowers hereby irrevocably constitute and appoint the Agent as the Borrowers' true and lawful attorney, with full power of substitution, exercisable after the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Agent. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrowers in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Borrower.

                  (g) Use, license or transfer any or all General Intangibles of any Borrower.

         9-2. NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrowers for any act or omission to act

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

except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10 - EVENTS OF DEFAULT.

         The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Agent or any Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Agent upon notice or demand to the Borrowers. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Lender and any Borrower and instruments and papers given the Agent or any Lender by any Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         10-1. FAILURE TO PAY REVOLVING CREDIT. The failure by the Borrowers to pay any amount when due under the Revolving Credit.

         10-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrowers to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

         10-3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

                           SECTION             RELATES TO            :
                           ------------------------------------------
                           4-5(a) and (b)            Location of Collateral
                           4-6                       Title to Assets
                           4-7                       Indebtedness
                           4-8(b)                    Maintenance of Insurance
                           4-13(d)          Pay taxes
                           4-18(a)-(e)               Dividends and Investments
                           4-22                      Affiliate Transactions
                           5-4                       Borrowing Base Certificates
                           Article 7                 Cash Management

         10-4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by the Borrowers, (a) upon Five (5) days written notice by the Agent, to cure the Borrowers' failure to promptly, punctually and

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

faithfully perform, discharge, or comply with any covenant set forth in Article 5 hereof (other than Section 5-4), or (b) upon Fifteen (15) days written notice by the Agent, to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability under any Loan Document not described in any of Sections 10-1, 10-2, or 10-3 hereof.

         10-5. MISREPRESENTATION. Any representation or warranty at any time made by any Borrower to the Agent or any Lender, was not true or complete in all material respects when given.

         10-6. ACCELERATION OF OTHER DEBT, BREACH OF LEASE. The occurrence of any event such that any Indebtedness aggregating in excess of $1,000,000.00 of any Borrower to any creditor other than the Agent or any Lender could be accelerated or, without the consent of such Borrower, Leases with remaining rental payments over the term of such Leases aggregating in excess of $2,000,000.00 could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10-7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default (after the expiration of any applicable notice and grace periods, if any) under any agreement between the Agent or any Lender and any Borrower or instrument or paper given the Agent or any Lender by any Borrower (not constituting a Loan Document), whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Agent or the subject Lender may not have exercised its rights upon default under any such other agreement, instrument or paper). The Agent and the Borrowers are not aware of the existence of any agreements, instruments or papers which are not Loan Documents as of the date hereof.

         10-8. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         10-9. JUDGMENT.  RESTRAINT OF BUSINESS

                  (a) The service of process upon the Agent or any Lender or any Participant seeking to attach, by trustee or other process, any of a Borrower's funds on deposit with, or assets of such Borrower in the possession of, the Agent or any Lender or such Participant, which is not timely contested in good faith by such Borrower by appropriate proceedings, or if so contested, is not dismissed within thirty (30) days.

                  (b) Except for any judgments in the litigation described on the disclosure letter furnished to the Agent, the entry of any judgment or judgments against any Borrower in excess of

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

$500,000.00 in the aggregate, which judgment(s) are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         10-10. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property, which, if commenced against any Borrower, is not timely contested in good faith by such Borrower by appropriate proceedings, or if so contested, is not dismissed within thirty (30) days of when filed; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

         10-11. BANKRUPTCY. The failure by any Borrower to generally pay the debts of such Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code, Bankruptcy Act, or any other bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code, Bankruptcy Act or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code, Bankruptcy Act or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by such Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty
(30) days of when filed.

         10-12. DEFAULT BY GUARANTOR OR RELATED ENTITY. The occurrence of any of the foregoing Events of Default with respect to the Parent or Related Entity, as if such Parent, or Related Entity were the "Borrower" described therein.

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


         10-13. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, provincial, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could reasonably be expected to be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         10-14. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

         10-15. CHALLENGE TO LOAN DOCUMENTS

                  (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-16. CHANGE IN CONTROL.  Any Change in Control.

aRTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is provided prior to the occurrence of an Event of Default, the Agent shall have the following rights and remedies upon the occurrence, and during the continuance, of any Event of Default. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Agent's exercise of any of such rights and remedies.

         11-1. RIGHTS OF ENFORCEMENT. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC and the PPSA, in addition to which the Agent shall have all and each of the following rights and remedies:

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

                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (b) To take possession of all or any portion of the Collateral.

                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

                  (g) Applicable to the CAN Borrower Only: To appoint by instrument in writing, a receiver (which term shall include a receiver and manager or agent) of the CAN Borrower and of all or any part of its Collateral and remove or replace such receiver from time to time or to institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver so appointed by the Agent, with respect to responsibility for its acts, shall be deemed, to the extent permitted by applicable law, the agent of the CAN Borrower and not of the Agent. Where the Agent is referred to in this Article 11, the reference includes, where the context so permits, any receiver so appointed and the officers, employees, servants, or agents of such receiver.

         11-2.    SALE OF COLLATERAL

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

                  (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Borrowers nor any Person claiming under or in right of the Borrowers shall have any interest therein.

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

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers agree that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC, the PPSA, or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

                  (d) The Agent and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Agent determines.

         11-3. OCCUPATION OF BUSINESS LOCATION. In connection with the Agent's exercise of the Agent's rights under this Article 11, the Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude the Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Agent be liable to the Borrowers for use or occupancy by the Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

         11-4. GRANT OF NONEXCLUSIVE LICENSE. The Borrowers each hereby grant to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrowers now or hereafter has rights, such license being solely applicable with respect to the Agent's exercise of the rights under Articles 9 and 11 hereof including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11-5. ASSEMBLY OF COLLATERAL. The Agent may require the Borrowers to assemble the Collateral and make it available to the Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Agent and Borrowers.

         11-6. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the " AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of

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

any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent's Rights and Remedies and all of the Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - NOTICES.

         12-1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:

                                    BankBoston Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention        :  Joseph V. Balsamo

                                                        Vice President
                                    Fax              :  617 434-4339

         WITH A COPY TO:

                                    Riemer & Braunstein
                                    Three Center Plaza
                                    Boston, Massachusetts  02108

                                    Attention        : David S. Berman, Esquire
                                    Fax              :  617 723-6831


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


If to the Borrowers:

                                    Sunglass Hut Trading Corporation
                                    255 Alhambra Circle
                                    Coral Gables, Florida 33134

                                    Attention        : Mr. Larry G. Petersen, Chief Financial Officer
                                    Fax              : (305) 461-6389

         WITH A COPY TO:

                                    Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
                                    1221 Brickell Avenue, 21st Floor
                                    Miami, Florida 33131

                                    Attention        : Bruce Macdonough, Esquire
                                    Fax:             : (305) 579-0717

         12-2.    NOTICE GIVEN

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM

         13-1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(h) hereof) until the Termination Date.

         13-2. EFFECT OF TERMINATION. Upon the termination of the Revolving Credit, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; the Early Termination Fee, if applicable, any

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

remaining balance of the Agent's Fee; any accrued and unpaid Line Fee; and all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrowers are responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Agent . Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Agent of the security and other collateral interests granted the Agent by the Borrowers hereunder may be upon such reasonable conditions and indemnifications as the Agent may require.

ARTICLE 14  -  GENERAL

         14-1. PROTECTION OF COLLATERAL. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent may include reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agent with the Borrowers' approval, which shall not be unreasonably withheld or delayed.

         14-2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall enure to the benefit of the Agent and each Lender and the respective successors and assigns of each PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14-3. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         14-4.    AMENDMENTS.  COURSE OF DEALING

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

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Obligors and the Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Lender to give notice to any Borrower of such Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent in the manner by which Availability is determined shall obligate the Agent to continue to determine Availability in that manner.

                  (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Obligors and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14-5. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, the Obligors each hereby grant unto the Agent full power (exercisable following and during the continuance of an Event of Default) to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Obligors might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Obligor and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

         14-6. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion. The Obligors shall remain liable for any deficiency remaining following such application.

         14-7. COSTS AND EXPENSES OF AGENT AND OF LENDERS. (a) The Obligors shall pay on demand all Costs of Collection and all reasonable expenses of the Agent in connection with the

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

preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Agent which relate to the credit facility contemplated hereby.

                  (b) The Obligors shall pay on demand all costs and expenses (including attorneys' reasonable fees) incurred, following the occurrence of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

                  (c) The Obligors authorize the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertaking on the part of the Obligors in this
Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Obligors, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.

         14-8. COPIES AND FACSIMILES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Lender may be reproduced by that Person or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         14-9. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         14-10.  CONSENT TO JURISDICTION

                  (a) The Obligors agree that any legal action, proceeding, case, or controversy against any Obligors with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this

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

Agreement, the Obligors, for themselves and in respect of their property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) To the extent permitted by applicable law, the Obligors each WAIVE personal service of any and all process upon them, and irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Obligors at the address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (c) The Obligors each WAIVE any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) The Obligors each agree that any action commenced by any Obligor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         14-11. INDEMNIFICATION. The Obligors shall indemnify, defend, and hold the Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Obligor, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of any Obligor with the Agent or any Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Obligors) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Obligor, other than a termination, release, or discharge which makes specific reference to this
Section 14-11.

         14-12. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Words in the singular include the plural and words in the plural include the singular.

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

                  (b) Headings (indicated by being UNDERLINED) and the Table of Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.

                  (c) The words "includes" and "including" are not limiting.

                  (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (e) Text which is UNDERLINED, shown in ITALICS, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (f) The words "may not" are prohibitive and not permissive.

                  (g) The word "or" is not exclusive.

                  (h) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.

                  (i) The symbol "$" refers to United States Dollars.

                  (j) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely to the provision in which such reference is included.

                  (k) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (l) Except as otherwise specifically provided, all references to time are to Boston time.

                  (m) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (i) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii) The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but excluding".

                           (iv) The word "through" means "to and including".

                  (n) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, PROVIDED, HOWEVER, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

        14-13. INTENT. It is intended that:

                  (a)      This Agreement take effect as a sealed instrument.

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

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs and expenses incurred by the Agent and, to the extent provide in Section 14-7 each Lender in connection with such Person's relationship(s) with the Obligors shall be borne by the Obligors.

                  (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of any Obligor which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2-16 hereof.

         14-14. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Obligor from the Agent or any Lender and any cash, securities, instruments or other property of any Obligor in the possession of the Agent or any Lender, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Obligors to the Agent and each Lender and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent.

         14-15. MAXIMUM INTEREST RATE. (a) Regardless of any provision of any Loan Document, none of the Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

                  (b) (Applicable in Canada) Notwithstanding any other provision of this Agreement or any other Loan Document, the CAN Borrower shall not be obliged to make any payments of interest or other amounts payable to the Agent or the Lenders hereunder or under any other Loan Document in an amount or rate which would be prohibited by law or would result in the receipt by the Agent or the Lenders of interest at a criminal rate (as the terms "interest" and "criminal rate" are defined under the CRIMINAL CODE (Canada)) or which would contravene any local usury laws which may be applicable to the CAN Debt under or in connection with this Agreement. Any payment which is made which, if treated as interest would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional Collateral. If the making of more than one payment would, in the aggregate, have such result, the Agent shall, in its reasonable discretion, determine the payment or payments that are to be so held. For the purposes of the INTEREST ACT (Canada), whenever interest payable pursuant to this

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

Agreement is calculated on the basis of a period other than a calendar year, such rate of interest determined pursuant to such calculation, expressed as an annual rate, is such rate, as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period of other than a calendar year. All interest payable by the CAN Borrower hereunder will be calculated using the nominal rate method of calculation and not the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

          14-16. JUDGMENT CURRENCY. The obligations of the CAN Borrower pursuant to the Loan Documents to make payments in United States Dollars (the "CONTRACTUAL CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgement expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Agent and the Lenders of the full amount of the Contractual Currency payable or expressed to be payable under this Agreement and accordingly the obligation of the CAN Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the other currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the Contractual Currency payable or expressed to be payable under this Agreement and shall not be effected by judgment being obtained for any other sum due under this Agreement.

           14-17. NET PAYMENTS. Any and all payments made under this Agreement shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable law, regulation or agreement requires any Obligor to make any such deduction or withholding in respect of any amount paid or payable under this Agreement:

                  (a) such amount shall be increased as shall be necessary so that after making all deductions or withholdings so required (including deductions and withholdings applicable to additional amounts payable under this Section) the Agent and the Lenders receive an amount equal to the amount we would have received had no such deductions or withholdings been made;

                  (b) the applicable Obligor shall make such deductions or withholdings; and

                  (c) the applicable Obligor shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with such applicable law.

In the event that the Agent or any Lender receives or is granted a credit against or relief or omission for, or repayment of, any tax paid or payable by the Agent or such Lender in respect of or calculated with reference to the deduction or withholding giving rise to an additional payment under this paragraph, the Agent or the Lender, to the extent that the Agent or the Lender can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, shall pay or cause to be paid to the

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

applicable Obligor such amount that the Agent or the Lender, in the Agent or the Lender's reasonable judgment, shall have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to all Obligors hereunder and shall be accepted by all Obligors in full and final settlement of any rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the Lender's right to arrange its tax affairs in whatever manner the Agent or any Lender may think fit. In particular, the Agent and the Lenders shall not be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to the Agent or the Lenders.

         14-18.   WAIVERS.

                  (a) The Obligors make each of the waivers included in Section 14-18(b), below, knowingly, voluntarily, and intentionally, and understands that the Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b)      THE OBLIGORS RESPECTIVELY WAIVE THE FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY OBLIGOR OR ANY OTHER PERSON AND THE AGENT OR ANY LENDER (AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.

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

                           (v) Any claim to consequential, special, or punitive
damages.

         14-19. LIMITATION OF CAN BORROWER LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE LIABILITY OF THE CAN BORROWER HEREUNDER AND UNDER ANY OTHER LOAN DOCUMENTS SHALL BE LIMITED TO THE CAN DEBT AND THE CAN BORROWER SHALL HAVE NO LIABILITY WHATSOEVER UNDER THE LOAN DOCUMENTS WITH RESPECT TO ANY OTHER LIABILITIES.

                                                                                   SUNGLASS HUT TRADING CORPORATION
                                                                                                  ("LEAD BORROWER")

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________

                                                                                                      ("BORROWERS")
                                                                                   SUNGLASS HUT TRADING CORPORATION

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________

                                                                                                WATCH STATION, INC.

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________

                                                                                                   ("CAN BORROWER")
                                                                                        SUNGLASS HUT OF CANADA LTD.

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________


                                       92


                                                                                                         ("PARENT")
                                                                                    SUNGLASS HUT INTERNATIONAL INC.

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________

                                                                                     BANKBOSTON RETAIL FINANCE INC.
                                                                                                          ("AGENT")

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________

                                                                        The "LENDERS"

                                                                                     BANKBOSTON RETAIL FINANCE INC.

                                                                                By_________________________________

                                                                        Print Name:________________________________

                                                                             Title:________________________________


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